As Filed with the Securities and Exchange Commission on October 5, 2017
REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALLSTATE LIFE INSURANCE COMPANY
(Exact Name of Registrant)

ILLINOIS
(State or Other Jurisdiction of Incorporation or Organization)

36-2554642
(I.R.S. Employer Identification Number)
C/O ALLSTATE LIFE INSURANCE COMPANY
3075 SANDERS ROAD
NORTHBROOK, ILLINOIS 60062
(847) 402-5000
(Address, including zip code, and telephone number, including area code, of principal executive offices)

C T CORPORATION
208 South LaSalle Street
Suite 814
Chicago, IL 60604
(312) 345-4320
(Name, address, including zip code and telephone number, including area code, of agent for service)

COPIES TO:
JAN FISCHER-WADE, ESQ.
ALLSTATE LIFE INSURANCE COMPANY
2940 S. 84 th Street
Lincoln, NE 68506-4142

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐

Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee
Market Value Adjusted Annuity Contracts	$26,462,687	$1.00	$12,000,000	$1,494

(1)	Interests in the market value adjustment account are sold on a dollar basis, not on the basis of a price per share or unit.

This filing is being made under the Securities Act of 1933 to register $12,000,000 of interests in market value adjusted annuity contracts.  Under rule 457(o) under the Securities Act of 1933, the filing fee set forth above was calculated based on the maximum aggregate offering price of $12,000,000.  In addition to the new securities, referenced above, that we are registering herewith, we are carrying over to this registration statement $14,462,687 of unsold securities from registration #333-199259 filed on October 10, 2014, for which the filing fee of $1,863 previously was paid.  In accordance with Rule 415 (a)(6), the offering of securities on the earlier registration statement will be deemed terminated as of the effective date of this registration statement.
This Registration Statement contains a combined prospectus under Rule 429 under the Securities Act of 1933 which relates to the Form S-3 registration statement (File No. 333-199259), initially filed October 10, 2014, by Allstate Life Insurance Company. Upon effectiveness, this Registration Statement, which is a new Registration Statement, will also act as a post-effective amendment to such earlier Registration Statement.
Allstate Life Insurance Company incorporates by reference its annual report for the year ending 12/31/16 on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of Exchange Act and all documents subsequently filed by Allstate Life Insurance Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.
Risk Factors are discussed in the sections of the prospectus included in Part 1 of this Form concerning the Market Value Adjustment option.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of each prospectus included in this registration statement. Any representation to the contrary is a criminal offense.
The principal underwriter for these securities, Allstate Distributors, L.L.C. is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. The offering under this registration statement will conclude three years from the effective date of this registration statement, unless terminated earlier by the Registrant. See each prospectus included in Part 1 hereof for the date of the prospectus.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission may determine.

Supplement dated November 7, 2016, to the
Prospectus for your Variable Annuity
Issued by

ALLSTATE LIFE INSURANCE COMPANY
ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

This supplement amends certain disclosure contained in the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company or Allstate Life Insurance Company of New York.

Effective December 23, 2016 (the Closure Date), the following variable sub-accounts available in your Variable Annuity will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

Invesco V.I. Core Equity Fund – Series I
Invesco V.I. Core Equity Fund – Series II

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date.  Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging, category models and/or auto-rebalancing programs, if elected by a Contract owner prior to the Closure Date, will not be affected by the closure unless a contract owner withdraws or otherwise transfers his entire Account Value from the sub-accounts.

If you have any questions, please contact your financial professional or our Variable Annuities Service Center at (800) 457-7617.  Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

        Please keep this supplement together with your prospectus for future reference.  No other action is required of you.

ALLSTATESUP5

Supplement dated August 7, 2015, to the
Prospectus for your Variable Annuity
Issued by

ALLSTATE LIFE INSURANCE COMPANY
ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

This supplement amends certain disclosure contained in the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company or Allstate Life Insurance Company of New York.

Effective September 1, 2015 (the Closure Date), the following variable sub-accounts available in your Variable Annuity will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

Invesco V.I. Mid Cap Core Equity Fund – Series I
Invesco V.I. Mid Cap Core Equity Fund – Series II

Contract owners who have contract value invested in these variable sub-account as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date.  Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging and/or auto-rebalancing programs, if elected by a Contract owner prior to the Closure Date, will not be affected by the closure unless a contract owner withdraws or otherwise transfers his entire Account Value from the sub-account.

If you have any questions, please contact your financial representative or our Variable Annuities Service Center at (800) 457-7617.  Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

        Please keep this supplement for future reference together with your prospectus.  No other action is required of you.

Supplement, dated July 6, 2011,
to the Prospectus for your Variable Annuity
Issued by
ALLSTATE LIFE INSURANCE COMPANY
ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
LINCOLN BENEFIT LIFE COMPANY
This supplement amends the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company or Allstate Life Insurance Company of New York or Lincoln Benefit Life Company, as applicable.
Effective as of August 19, 2011 (the Closure Date), the following variable sub-accounts available in your Variable Annuity will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:
Invesco V.I. Basic Value Fund–Series I
Invesco V.I. Basic Value Fund–Series II
Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date. Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.
Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.
If you have any questions, please contact your financial representative or our Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.
Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

Supplement, dated October 18, 2010,
to the Prospectus for your Variable Annuity
Issued by
ALLSTATE LIFE INSURANCE COMPANY
ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
LINCOLN BENEFIT LIFE COMPANY
This supplement amends the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company or Allstate Life Insurance Company of New York or Lincoln Benefit Life Company, as applicable.
Effective as of November 19, 2010 (the Closure Date), the following variable sub-accounts available in the above-referenced Variable Annuities will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:
Invesco V.I. Capital Appreciation Fund–Series I
Invesco V.I. Capital Appreciation Fund–Series II
Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date. Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.
Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.
If you have any questions, please contact your financial representative or our Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.
Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

Supplement Dated December 31, 2009
To the Prospectus for Your Variable Annuity
Issued By
Allstate Life Insurance Company
Allstate Life Insurance Company of New York
Lincoln Benefit Life Company
This supplement amends the prospectus for your variable annuity contract issued by Allstate Life Insurance Company, Allstate Life Insurance Company of New York, or Lincoln Benefit Life Company.
The following provision is added to your prospectus:
WRITTEN REQUESTS AND FORMS IN GOOD ORDER. Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in “good order.” Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.
If you have any questions, please contact your financial representative or call our Customer Service Center at 1-800-457-7617. If you own a Putnam contract, please call 1-800-390-1277.
For future reference, please keep this supplement together with your prospectus.

Allstate Life Insurance Company
The Allstate Advisor Variable Annuities (STI) AIM Enhanced Choice Allstate Provider Series Allstate Provider Advantage/Ultra/Extra Allstate Provider Advantage/Ultra (STI) AIM Lifetime Series: Classic, Regal and Freedom STI Classic AIM Lifetime Plus
Supplement, dated May 1, 2009
This supplement amends certain disclosure contained in the prospectus for certain annuity contracts issued by Allstate Life Insurance Company.
Under the “More Information” section, the subsection entitled “Legal Matters” is deleted and replaced with the following:
LEGAL MATTERS
Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate Life’s right to issue such Contracts under applicable state insurance law, have been passed upon by Susan L. Lees, General Counsel of Allstate Life.
The “Annual Reports and other Documents” section is deleted and replaced with the following:
ANNUAL REPORTS AND OTHER DOCUMENTS
Allstate Life Insurance Company (“Allstate Life”) incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act and all other reports filed with the SEC under the Exchange Act since the end of the fiscal year covered by its latest annual report, including filings made on Form 10-Q and Form 8-K. In addition, all documents subsequently filed by Allstate Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Allstate Life will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Allstate Life, P.O. Box 758565, Topeka, KS 66675-8565 or by calling 1-800-457-7617. Allstate Life files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that Allstate Life files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

Allstate Life Insurance Company
AIM Lifetime Enhanced Choice Variable Annuity
AIM Lifetime Plus/SM/II Variable Annuity
Supplement, dated February 13, 2009
This supplement amends certain disclosure contained in the prospectus for certain annuity contracts issued by Allstate Life Insurance Company.
Under the “More Information” section, the subsection entitled “Legal Matters” is deleted and replaced with the following:
LEGAL MATTERS
Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate Life’s right to issue such Contracts under applicable state insurance law, have been passed upon by Susan L. Lees, General Counsel of Allstate Life.
The “Annual Reports and Other Documents” section is deleted and replaced with the following:
ANNUAL REPORTS AND OTHER DOCUMENTS
Allstate Life Insurance Company (“Allstate Life”) incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act and all other reports filed with the SEC under the Exchange Act since the end of the fiscal year covered by its latest annual report, including filings made on Form 10-Q and Form 8-K. In addition, all documents subsequently filed by Allstate Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Allstate Life will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Allstate Life, P.O. Box 758566, Topeka, KS 66675-8566 or by calling 1-800-457-7617. Allstate Life files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that Allstate Life files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

Allstate Life Insurance Company Allstate Financial Advisors Separate Account I
Supplement dated January 3, 2005 to the AIM Lifetime Enhanced Choice Variable Annuity Prospectus dated May 1, 2004
This supplement amends certain information contained in the prospectus for the AIM Lifetime Enhanced Choice Variable Annuity Contracts (“Contracts”), formerly issued by Glenbrook Life and Annuity Company (“Glenbrook”). Please read this supplement carefully and retain it for future reference together with your prospectus. All capitalized terms have the same meaning as those included in the prospectus.
Merger of Glenbrook with Allstate Life
Effective January 1, 2005, Glenbrook merged with and into its parent company, Allstate Life Insurance Company (“Allstate Life”). The merger of Glenbrook and Allstate Life (the “Merger”) was approved by the boards of directors of Allstate Life and Glenbrook. The Merger also received regulatory approval from the Departments of Insurance of the States of Arizona and Illinois, the states of domicile of Glenbrook and Allstate Life, respectively.
On the date of the Merger, Allstate Life acquired from Glenbrook all of Glenbrook’s assets and became directly liable for Glenbrook’s liabilities and obligations with respect to all Contracts issued by Glenbrook.

The Merger did not affect the terms of, or the rights and obligations under your Contract, other than to reflect the change to the company that guarantees your Contract benefits from Glenbrook to Allstate Life. You will receive certificate endorsements from Allstate Life that reflect the change from Glenbrook to Allstate Life. The Merger also did not result in any adverse tax consequences for any Contract Owners.
Separate Account Consolidation
Effective January 1, 2005, and in connection with the Merger, Glenbrook Life Multi-Manager Variable Account and Glenbrook Life and Annuity Company Separate Account A combined with and into the Allstate Financial Advisors Separate Account I (“Allstate Separate Account I”), and consolidated duplicative Variable Sub-Accounts that invest in the same Funds (the “Consolidation”). The accumulation unit values for the Variable Sub-Accounts in which you invest did not change as a result of the Consolidation, and your Contract Value immediately after the Consolidation was the same as the value immediately before the Consolidation.
As a result of the Merger and Consolidation, your prospectus is amended as follows:
Replace all references to “Glenbrook Life” with “Allstate Life.” Replace all references to “Glenbrook Life and Annuity Company Separate Account A” with “Allstate Financial Advisors Separate Account I.” All references to “We,” “Us,” or “our” shall mean “Allstate Life.” All references to “the Variable Account” shall mean “Allstate Financial Advisors Separate Account I.”
Page 9: Under the heading “Financial Information” replace the last sentence of the second paragraph with:
The financial statements of Allstate Life and Allstate Financial Advisors Separate Account I, which includes financial information giving effect to the separate account consolidation on a pro forma basis, also appear in the Statement of Additional Information. For a free copy of the Statement of Additional Information, please write or call us at 1-800-776-6978.
Page 17: Under the heading “Market Timing and Excessive Trading” insert the following sentence as the end of the second paragraph:
We will apply these limitations on a uniform basis to all Contract Owners we determine have engaged in market timing or excessive trading.
Page 17: Delete in their entirety the Sections entitled “Market Timing & Excess Trading” and “Trading Limitations” and replace them with the following:
MARKET TIMING & EXCESSIVE TRADING
The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.
We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under “Trading Limitations.” Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.
While we seek to deter market timing and excessive trading in Variable Sub-Accounts, not all market timing or excessive trading is identifiable or preventable. Imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it first occurs. To the extent that such trading activity occurs prior to detection and the imposition of trading restrictions, the portfolio may experience the adverse effects of market timing and excessive trading described above.
TRADING LIMITATIONS
We reserve the right to limit transfers among the investment alternatives in any Contract year, or to refuse any transfer request, if:

we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

the total dollar amount being transferred, both in the aggregate and in the transfer request;

the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a sub-account in a short period of time can constitute market timing);

whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Sub-account underlying portfolios that we have identified as being susceptible to market timing activities;

whether the manager of the underlying portfolio has indicated that the transfers interfere with portfolio management or otherwise adversely impact the portfolio; and

the investment objectives and/or size of the Sub-account underlying portfolio.
If we determine that a contract owner has engaged in market timing or excessive trading activity, we will restrict that contract owner from making future additions or transfers into the impacted Sub-account(s). If we determine that a contract owner has engaged in a pattern of market timing or excessive trading activity involving multiple Sub-accounts, we will also require that all future transfer requests be submitted through regular U.S. mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. Any Sub-account or transfer restrictions will be uniformly applied.
In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.
Page 26: Under the heading “More Information,” replace the sections entitled “Glenbrook Life” and “The Variable Account” with the following:
ALLSTATE LIFE
Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the state of Illinois. Prior to January 1, 2005, Glenbrook Life and Annuity Company (“Glenbrook”) issued the Contract. Effective January 1, 2005, Glenbrook merged with Allstate Life (“Merger”). On the date of the Merger, Allstate Life acquired from Glenbrook all of the Glenbrook’s assets and became directly liable for Glenbrook’s liabilities and obligations with respect to all contracts issued by Glenbrook.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the state of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.
Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the state of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois 60062.
THE VARIABLE ACCOUNT
Allstate Life established the Allstate Financial Advisors Separate Account I in 1999. The Contracts were previously issued through the Glenbrook Life and Annuity Company Separate Account A. Effective January 1, 2005, Glenbrook Life Multi-Manager Variable Account and Glenbrook Life and Annuity Company Separate Account A combined with Allstate Financial Advisors Separate Account I and consolidated duplicative Variable Sub-Accounts that invest in the same Funds (the “Consolidation”). The Accumulation Unit Values for the Variable Sub-Accounts in which you invest did not change as a result of the Consolidation, and your Contract Value immediately after the Consolidation was the same as the value immediately before the Consolidation. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate Life.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Illinois insurance law. That means we account for the Variable Account’s income, gains, and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate Life.
The Variable Account consists of multiple Variable Sub-Accounts, each of which are available under the Contract. We may add new Variable Sub-Accounts, or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Funds. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.
Page 36: in the fourth paragraph under “Annual Reports and Other Documents,” change the SEC’s “EDGAR” identifying number to “CIK No. 0000352736.”

AIM Lifetime PlusSM II Variable Annuity
Allstate Life Insurance Company
Street Address: 5801 SW 6th Ave., Topeka, KS 66606-0001
Mailing Address: P.O. Box 758566, Topeka, KS 66675-8566
Telephone Number: 1-800-457-7617
Fax Number: 1-785-228-4584
Prospectus dated May 1, 2017

Allstate Life Insurance Company (“Allstate Life”) issues the AIM Lifetime PlusSM II Variable Annuity, an individual and group flexible premium deferred variable annuity contract (“Contract”). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.
This prospectus is for informational or educational purposes. It is not intended as investment advice and is not a recommendation about managing or investing your retirement savings. In providing these materials Allstate Life Insurance Company is not acting as a fiduciary as defined by any applicable laws and regulations. Please consult with a qualified investment professional if you wish to obtain investment advice.
Allstate Life is no longer offering new Contracts.
The Contract currently offers various investment alternatives (“Investment Alternatives”). The investment alternatives include fixed account options (“Fixed Account Options”) and variable sub-accounts (“Variable Sub-Accounts”) of the Allstate Financial Advisors Separate Account I (“Variable Account”). Each Variable Sub-Account invests exclusively in shares of one of the following funds (“Funds”) of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (Series I shares):

Invesco V.I. Equity and Income Portfolio– Series I
Invesco V.I. Value Opportunities Fund – Series I
Invesco V.I. Mid Cap Growth Fund – Series I
Invesco V.I. Core Equity Fund – Series I
Invesco V.I. Core Plus Bond Fund – Series I
Invesco V.I. Government Securities Fund – Series I

Invesco V.I. High Yield Fund – Series I
Invesco V.I. International Growth Fund – Series I
Invesco V.I. American Franchise Fund – Series I
Invesco V.I. Mid Cap Core Equity Fund – Series I
Invesco V.I. Government Money Market Fund – Series I
Invesco V.I. Technology Fund – Series I
Invesco V.I. Managed Volatility Fund – Series I

We (Allstate Life) have filed a Statement of Additional Information, dated May 1, 2017, with the Securities and Exchange Commission (“SEC”). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. The contents of the Statement of Additional Information are described below – see Table of Contents. For a free copy, please write or call us at the address or telephone number above, or go to the SEC’s Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC’s Web site.

IMPORTANT NOTICES
The Securities and Exchange Commission has not approved or disapproved the securities described in this prospectus, nor has it passed on the accuracy or adequacy of this prospectus. Anyone who tells you otherwise is committing a federal crime.

The Contracts may be distributed through broker-dealers that have relationships with banks or other financial institutions or by employees of such banks. However, the Contracts are not deposits or obligations of, or guaranteed by such institutions or any federal regulatory agency. Investment in the Contracts involves investment risks, including possible loss of principal.

The Contracts are not FDIC insured.

We are no longer offering the Contracts for sale.

AIMPROS

(i)

Glossary of Terms

Accumulation Phase: The period begins on the date we issue your Contract (“Issue Date”) and continues until the Payout Start Date, which is the date we apply your money to provide income payments.
Accumulation Unit: A unit of measurement used to calculate the value of your investment in the Variable Sub-Accounts during the Accumulation Phase.
Accumulation Unit Value: The separate value for each Variable Sub-Account’s Accumulation Unit. Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.
Allstate Life (“we”): The issuer of the AIM Lifetime Plus SM II Variable Annuity, an individual and group flexible premium deferred variable annuity contract (“Contract”).
Annuitant: The individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). The maximum age of the Annuitant cannot exceed age 90 as of the date we receive the completed application to purchase the Contract.
Automatic Additions Program: A program that may enable you to make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account Options) by automatically transferring money from your bank account.
Automatic Fund Rebalancing Program: A program, during the Accumulation Phase, where we automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations.
Beneficiary(ies): The person(s), who may elect to receive the death benefit or become the new Contract Owner subject to the Death of Owner provision if the sole surviving Contract Owner dies before the Payout Start Date. You may name one or more Beneficiaries when you apply for a Contract. You may name one or more contingent Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time by writing to us unless you have designated an irrevocable Beneficiary.

•	Primary Beneficiary: the person who may elect to receive the death benefit or become the new Contract Owner, subject to the Death of Owner provisions in your contract.

•
Contingent Beneficiary: The person selected by the Contract owner who will receive any death benefit or guaranteed income benefit if there are no surviving primary Beneficiaries upon the death of the sole surviving Contract owner.

Cancellation Period: The time during which you have the right to cancel your Contract, generally within 20 days of receipt or any longer period as your state may require.
Contracti: The AIM Lifetime Plus SM II Variable Annuity, an individual and group flexible premium deferred variable annuity contract between you, the Contract owner, and Allstate Life, a life insurance company.
Contract Anniversary: Each twelve-month period from that date of your Contract’s Issue Date.
Contract Owner: The person or entity who may exercise all of the rights and privileges provided by the Contract.
Contract Value: On the Issue Date, your Contract Value is equal to your initial Purchase Payment. Thereafter your Contract Value at anytime during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account Options.
Contract Year: The period of time measured from the date we issue your Contract or a “Contract Anniversary.”
Death Benefit Anniversary: Every 7th Contract Anniversary beginning during the Accumulation Phase. For example, the 7th, 14th and 21st Contract Anniversaries are the first three Death Benefit Anniversaries.
Dollar Cost Averaging Program: A program that automatically transfers dollar cost averaging prior to the Payout Start Date by allocating purchase payments to the Fixed Account either for 6 months (the “6 Month Dollar Cost Averaging Option”) or for 12 months (the “12 Month Dollar Cost Averaging Option”). Your purchase payments will earn interest for the period you select at the current rates in effect at the time of allocation.
Due Proof of Death: Documentation needed when there is a claim for distribution on death. We will accept the following documentation as Due Proof of Death: a certified copy of death certificate, a certified copy of decree of a court of competent jurisdiction as to the finding of death, or any other proof acceptable to us.
i In certain states the Contract was available only as a group Contract. In these states, we issued you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates unless the context requires otherwise.

Enhanced Death Benefit Rider: An option available that provides for the greatest of the base death benefits available under the Contract and, depending on the option you select, either: (a) an enhanced death benefit that captures your highest Contract Value on each Contract Anniversary; or (b) an enhanced death benefit that accumulates your Purchase Payments at a daily rate equivalent to 5% per year, both adjusted for withdrawals and subject to the terms of the benefit. The enhanced death benefit will never be greater than the maximum death benefit allowed by any nonforfeiture laws which govern the Contract.
Enhanced Death and Income Benefit Combination Rider: The enhanced death benefit portion of the Enhanced Death and Income Benefit Combination Rider is the same as that described above under "Enhanced Death Benefit Rider." The enhanced income benefit defines a minimum amount applied to the Payout Phase. This minimum amount is equal to what the value of the enhanced death benefit would be on the Payout Start Date, but this may vary in some states.
Fixed Account Options: The Fixed Account consists of our general assets other than those in segregated asset accounts. You may allocate all or a portion of your Purchase Payments to the Fixed Account. You may choose from among 3 Fixed Account Options including 2 Dollar Cost Averaging Options and the option to invest in one or more Guarantee Periods. The Fixed Account Options may not be available in all states.
Free Withdrawal Amount: During each Contract Year, you can withdraw up to 15% of the Contract Value as of the beginning of that Contract Year without paying the charge. Unused portions of this 15% “Free Withdrawal Amount” are not carried forward to future Contract Years.
Funds: Each Variable Sub-Account invests exclusively in shares of one of the following funds (“Funds”) of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (Series I shares):
I nvesco V.I. Equity and Income Portfolio – Series I
Invesco V.I. Value Opportunities Fund – Series I
Invesco V.I. Mid Cap Growth Fund – Series I
Invesco V.I. Core Equity Fund – Series I
Invesco V.I. Core Plus Bond Fund – Series I
Invesco V.I. Government Securities Fund – Series I
Invesco V.I. High Yield Fund – Series I
Invesco V.I. International Growth Fund – Series I
Invesco V.I. American Franchise Fund – Series I
Invesco V.I. Mid Cap Core Equity Fund – Series I
Invesco V.I. Government Money Market Fund – Series I
Invesco V.I. Technology Fund – Series I
Invesco V.I. Managed Volatility Fund – Series I
Guarantee Periods: The period of time during which each payment or transfer allocated to the Guaranteed Maturity Fixed Account earns interest at a specified rate that we guarantee. The Guarantee Periods may not be available in your state.
Income Plan: A series of scheduled payments to you or someone you designate. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.
Investment Alternatives: Variable Sub-Accounts offered under the Contract that invest in the shares of a corresponding Fund.
Issue Date: The date we issue your Contract.
Market Value Adjustment: We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the Guarantee Period when you remove your money. The Market Value Adjustment may be positive or negative, depending on changes in interest rates.
Payout Phase: The period of time that begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.
Payout Start Date: The day that we apply your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, to an Income Plan. The Payout Start Date must be no later than the Annuitant’s 90th birthday, or the 10th Contract Anniversary, if later.
Right to Cancel: Your ability to cancel your Contract within 20 days of receipt or any longer period as your state may require (“Cancellation Period”). Upon cancellation, we will return your purchase payments adjusted, to the extent federal or state law permits, to reflect the investment experience of any amounts allocated to the Variable Account.

Settlement Value: The amount payable on a full withdrawal of Contract Value on the date we determine the death benefit.
Systematic Withdrawal Program: The option to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date.
Tax qualified contracts: Contracts held in a plan which provides that the income on tax sheltered is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral.
Valuation Date: Another term for “business day,” which refers to each day Monday through Friday that the New York Stock Exchange is open for business.
Variable Account: A segregated asset account under Illinois insurance law. That means we account for the Variable Account’s income, gains, and losses separately from the results of our other operations. The Variable Account consists of multiple Variable Sub- Accounts, each of which is available under the Contract.
Variable Sub-Account: An investment in the shares of corresponding funds.

The Contract at a Glance

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

Flexible Payments
We are no longer offering new Contracts. You can add to your Contract as often and as much as you like, but each payment must be at least $500 ($100 for automatic purchase payments to the variable investment options). You must maintain a minimum account size of $1,000.

Right to Cancel
You may cancel your Contract within 20 days of receipt or any longer period as your state may require (“Cancellation Period”). Upon cancellation we will return your purchase payments adjusted, to the extent federal or state law permits, to reflect the investment experience of any amounts allocated to the Variable Account. The adjustment will reflect the deduction of mortality and expense risk charges and administrative expense charges. The amount you receive will be less applicable federal and state income tax withholding.

Expenses
You will bear the following expenses:

Total Variable Account annual fees equal to 1.10% of average daily net assets (1.30% if you select the Enhanced Death Benefit Rider; 1.50% if you select the Enhanced Death and Income Benefit Combination Rider (available with Contracts issued before July 27, 2000); and 1.60% if you select the Enhanced Death and Income Benefit Combination Rider II (available with Contracts issued on or after July 27, 2000)).

• Annual contract maintenance charge of $35 (with certain exceptions)

• Withdrawal Charges ranging from 0% to 7% of payment withdrawn (with certain exceptions)

• Transfer fee of $10 after 12th transfer in any Contract Year (fee currently waived)

• State premium tax (if your state imposes one)

In addition, each Fund pays expenses that you will bear indirectly if you invest in a Variable Sub-Account.

Investment Alternatives
The Contract offers various investment alternatives including:

• Fixed Account Options (which credit interest at rates we guarantee)

• Variable Sub-Accounts investing in Funds offering professional money management by Invesco Advisers, Inc.

To find out current rates being paid on the Fixed Account Options, or to find out how the Variable Sub-Accounts have performed, please call us at 1-800-457-7617.

Special Services	For your convenience, we offer these special services: • Automatic Fund Rebalancing Program • Automatic Additions Program • Dollar Cost Averaging Program • Systematic Withdrawal Program
Income Payments
You can choose fixed income payments, variable income payments, or a combination of the two. You can receive your income payments in one of the following ways:

• life income with guaranteed payments

• a joint and survivor life income with guaranteed payments

• guaranteed payments for a specified period (5 to 30 years)

Death Benefits
If you or the Annuitant (if the Contract is owned by a non-living person) die before the Payout Start Date, we will pay the death benefit described in the Contract. We also offer an Enhanced Death Benefit Rider and an Enhanced Death and Income Benefit Combination Rider.

Transfers
Before the Payout Start Date, you may transfer your Contract value (“Contract Value”) among the investment alternatives, with certain restrictions.

We do not currently impose a fee upon transfers. However, we reserve the right to charge $10 per transfer after the 12th transfer in each “Contract Year,” which we measure from the date we issue your contract or a Contract anniversary (“Contract Anniversary”).

Withdrawals
You may withdraw some or all of your Contract Value at anytime during the Accumulation Phase. Full or partial withdrawals are available under limited circumstances on or after the Payout Start Date.

In general, you must withdraw at least $50 at a time ($1,000 for withdrawals made during the Payout Phase). Withdrawals in the Payout Phase are only available if the Payout Option is a Variable Income Payment using Guaranteed Payments for a Specified Period. Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. In a Tax Qualified Contract, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and Market Value Adjustment also may apply.

How the Contract Works

The Contract basically works in two ways. First, the Contract can help you (we assume you are the Contract Owner) save for retirement because you can invest in up to 16 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the “Accumulation Phase” of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the “Issue Date”) and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in the Fixed Account Options, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Funds.
Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these “Income Plans”) described in the “Income Payment” section of this prospectus. You receive income payments during what we call the “Payout Phase” of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Funds. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.
The timeline below illustrates how you might use your Contract.

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner, or if there is none, the Beneficiary will exercise the rights and privileges provided by the Contract. See “The Contract.” In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner, or if there is none, to your Beneficiary. See “Death Benefits.”
Please call us at 1-800-457-7617 if you have any questions about how the Contract works.

Expense Table

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes imposed by the state where you reside. For more information about Variable Account expenses, see “Expenses,” below. For more information about Fund expenses, please refer to the accompanying prospectus for the Funds.
Contract Owner Transaction Expenses
Withdrawal Charge (as a percentage of purchase payments) *

Number of Complete Years Since We Received the Purchase Payment Being Withdrawn	0	1	2	3	4	5	6	7+
Applicable Charge	7%	7%	6%	6%	5%	4%	3%	0%
Annual Contract Maintenance Charge	$35.00**
Transfer Fee	$10.00***
* Each Contract Year, you may withdraw up to 15% of the Contract Value as of the beginning of the Contract Year without incurring a withdrawal charge or Market Value Adjustment.
** We will waive this charge in certain cases. See “Expenses.”
*** Applies solely to the thirteenth and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic fund rebalancing. We are currently waiving the transfer fee.
Variable Account Annual Expenses (as a percentage of daily net asset value deducted from each Variable Sub-Account)
Basic Contract

Mortality and Expense Risk Charge	1.00%
Administrative Expense Charge	0.10%
Total Variable Account Annual Expense	1.10%
With Enhanced Death Benefit Rider

Mortality and Expense Risk Charge	1.20%
Administrative Expense Charge	0.10%
Total Variable Account Annual Expense	1.30%
With Enhanced Death and Income Benefit Rider*

Mortality and Expense Risk Charge	1.40%
Administrative Expense Charge	0.10%
Total Variable Account Annual Expense	1.50%
With Enhanced Death and Income Benefit Rider II**

Mortality and Expense Risk Charge	1.50%
Administrative Expense Charge	0.10%
Total Variable Account Annual Expense	1.60%
* For contracts issued before July 27, 2000.
** For contracts issued on or after July 27, 2000.
Fund Annual Expenses
(as a percentage of Fund average daily net assets) (1)
The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Funds may have agreed to waive their fees and/or reimburse Fund expenses in order to keep the Funds’ expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Fund’s fees and expenses appears in the prospectus for each Fund.

ANNUAL FUND EXPENSES

	Minimum	Maximum
Total Annual Fund Operating Expenses (1) (expenses that are deducted from Fund assets, which may include management fees, distribution and/or services (12b-1) fees, and other expenses)	0.31%	1.74%
(1)    Expenses are shown as a percentage of Fund average daily net assets (before any waiver or reimbursement) as of December 31, 2016.
EXPENSE EXAMPLE
These examples are intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract Owner transaction expenses, Contract fees, Variable Account annual expenses, and Fund fees and expenses. The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

•	invested $10,000 in the Contract for the time periods indicated,

•	earned a 5% annual return on your investment, and

•	elect the Enhanced Death and Income Benefit Combination Rider II, which has the maximum optional benefit charge.

•	allocate all of your Account Value to the sub-Account with the Maximum Total Annual Fund Operating Expenses as listed in the Expense Table, and these remain the same each year.*
The examples also assume:

•	No tax charge applies.

•	For each charge, we deduct the maximum charge rather than current charge.

•	You make no transfers, or other transactions for which we charge a fee.
Amounts shown in the examples are rounded to the nearest dollar.

*	Note: Not all Portfolios offered as Sub-accounts may be available depending on optional benefit selection, the applicable jurisdiction and selling firm.
THE EXAMPLES ARE ILLUSTRATIVE ONLY. THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

	Assuming Maximum Total Annual Fund Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$1,075	$1,737	$2,416	$3,937
If you annuitize your annuity at the end of the applicable time period:	$375	$1,137	$1,916	$3,937
If you do not surrender your annuity:	$375	$1,137	$1,916	$3,937
Financial Information

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the “Accumulation Unit.” Each Variable Sub-Account has a separate value for its Accumulation Units we call “Accumulation Unit Value.” Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund. Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values of each Variable Sub-Account since the date we first offered the Contracts. To obtain a fuller picture of each Variable Sub-Account’s finances, please refer to the Variable Account’s financial statements contained in the Statement of Additional Information.

The financial statements of Allstate Life and Allstate Financial Advisors Separate Account I also appear in the Statement of Additional Information. For a free copy of the Statement of Additional Information, please write or call us at 1-800- 457-7617.

The Contract

CONTRACT OWNER
The AIM Lifetime PlusSM II Variable Annuity is a contract between you (the Contract Owner) and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

•	the investment alternatives during the Accumulation and Payout Phases,

•	the amount and timing of your Purchase Payments and withdrawals,

•	the programs you want to use to invest or withdraw money,

•	the income payment plan you want to use to receive retirement income,

•	the Annuitant (either yourself or someone else) on whose life the income payments will be based,

•	the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner or Annuitant dies, and

•	any other rights that the Contract provides.
If you die, any surviving Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.
The Contract cannot be jointly owned by both a non-living person and a living person. If the Contract Owner is a Grantor Trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death Benefits section. The maximum age of the oldest Contract Owner cannot exceed age 90 as of the date we receive the completed application to purchase the Contract.
Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under certain retirement plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.
The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, (“Code”) may limit or modify your rights and privileges under the Contract.
ANNUITANT
The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application to purchase the Contract. The maximum age of the Annuitant cannot exceed age 90 as of the date we receive the completed application to purchase the Contract. If the Contract Owner is a living person, you may change the Annuitant prior to the Payout Start Date. If a non-Qualified contract is held by a non-living person, any change in the Annuitant will be treated as the death of the Annuitant and will activate the distribution requirements outlined in the Death Benefit section. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date. If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

•	the youngest Contract Owner if living, otherwise

•	the youngest Beneficiary.
BENEFICIARY
The Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner subject to the Death of Owner provision if the sole surviving Contract Owner dies before the Payout Start Date. (See section titled “Death Benefits” for details.) If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.
You may name one or more Beneficiaries when you apply for a Contract. You may also name one or more contingent Beneficiaries who will receive any death benefit or guaranteed income benefit if there are no surviving primary Beneficiaries upon the death of the sole surviving Contract Owner. You may change or add Beneficiaries at any time by writing to us unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.
If you did not name a Beneficiary or if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

•	your spouse or, if he or she is no longer alive,

•	your surviving children equally, or if you have no surviving children,

•	your estate.
If more than one Beneficiary survives you, we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the Death Benefit in equal amounts to the surviving Beneficiaries.
You may restrict income payments to Beneficiaries by providing us a written request. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.
MODIFICATION OF THE CONTRACT
Only an Allstate Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.
ASSIGNMENT
No Owner has a right to assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the Assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign your Contract.
Purchases

MINIMUM PURCHASE PAYMENTS
Your initial Purchase Payment must be at least $5,000 ($2,000 for a Tax Qualified Contract). All subsequent Purchase Payments must be $500 or more. The maximum Purchase Payment is $2,000,000 without prior approval. We reserve the right to reduce the minimum Purchase Payment and to change the maximum Purchase Payment. You may make Purchase Payments of at least $500 at any time prior to the Payout Start Date. We also reserve the right to reject any application. We may apply certain limitations, restrictions, and/or underwriting standards as a condition of acceptance of purchase payments.
MINIMUM AND MAXIMUM ALLOWABLE AGE
You can purchase a Contract if, as of the date we receive the completed application you are between your state’s age of majority and 90. If the Owner is a non-living person, then the Annuitant must be between the ages of 0 and 90, as of the date we receive the completed application.
AUTOMATIC ADDITIONS PROGRAM
You may make additional Purchase Payments of at least $100 ($500 for allocation to the Fixed Account Options) by automatically transferring money from your bank account. Please consult with your sales representative for detailed information.
ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your Purchase Payment among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the Investment Alternatives.
We will allocate your Purchase Payments to the Investment Alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent Purchase Payments according to the allocation for the previous Purchase Payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial Purchase Payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. (Mailing address: P.O. Box 758566, Topeka, KS 66675-8566). If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial Purchase Payment to your Contract within that 5 business day period. If you do not, we will return your Purchase Payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent Purchase Payments to the Contract at the close of the business day on which we receive the Purchase Payment at our service center.
We use the term “business day” to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as “Valuation Dates.” Our business day closes when the New York Stock Exchange closes, usually 4 p.m. Eastern Time (3 p.m. Central Time). If we receive your Purchase Payment after 3 p.m. Central Time on any Valuation Date, we will credit your Purchase Payment using the Accumulation Unit Values computed on the next Valuation Date.
There may be circumstances where the New York Stock Exchange is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Contract Value may fluctuate based on changes in the Accumulation Unit Values, but you may not be able to transfer Contract Value, or make a purchase or redemption request.
With respect to any purchase payment that is pending investment in our Variable Account, we may hold the amount temporarily in a suspense account and may earn interest on amounts held in that suspense account. You will not be credited with any interest on amounts held in that suspense account.
RIGHT TO CANCEL
You may cancel your Contract by returning it to us within the Cancellation Period, which is the 20-day period after you receive the Contract, or such longer period that your state may require. You may return it by delivering it or mailing it to us. If you exercise this “Right to Cancel,” the Contract terminates and we will pay you the full amount of your Purchase Payments allocated to the Fixed Account. We also will return your Purchase Payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss and applicable charges that occurred from the date of allocation through the date of cancellation. The amount you receive will be less applicable federal and state income tax withholding. Some states may require us to return a greater amount to you. If your Contract is an IRA qualified under Code Section 408(b), we will refund the greater of any purchase payment or the Contract Value.
Contract Value

On the Issue Date, your Contract Value is equal to your initial Purchase Payment. Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account Options.
ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the Purchase Payment you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 Purchase Payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract.
ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

•	changes in the share price of the Fund in which the Variable Sub-Account invests, and

•	the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge
We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Value, please refer to the Statement of Additional Information. We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date. We also determine a separate set of Accumulation Unit Values reflecting the cost of the Enhanced Death Benefit Rider and the Enhanced Death and Income Benefit Combination Rider, and the Enhanced Death and Income Benefit Combination Rider II described in the “Death Benefits” section of this prospectus.
You should refer to the prospectus for the Funds for a description of how the assets of each Fund are valued, since that determination directly bears on the Accumulation Unit Value of the corresponding Variable Sub-Account and, therefore, your Contract Value.

Investment Alternatives: The Variable Sub-Accounts

You may allocate your purchase payments to up to 13 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Fund. Each Fund has its own investment objective(s) and policies. We briefly describe the Funds below.
For more complete information about each Fund, including expenses and risks associated with the Fund, please refer to the prospectus for the Fund. We will mail you a prospectus for each Fund related to the Variable Sub-Account to which you allocate your Purchase payment. The Variable Sub-Accounts that you select are your choice - we do not provide investment advice, nor do we recommend any particular Variable Sub-Account. Please consult with a qualified investment professional if you wish to obtain investment advice. You should carefully consider the investment objectives, risks, charges and expenses of the investment alternatives when making an allocation to the Variable Sub-Accounts. To obtain any or all of the underlying Portfolio prospectuses, please contact us at 1-800-457-7617. Invesco Advisers, Inc. serves as the investment advisor to each Fund.

Series I shares:		Investment Advisor
Invesco V.I. Equity and Income Portfolio – Series I	Capital appreciation and current income	Invesco Advisers, Inc.*
Invesco V.I. Value Opportunities Fund – Series I (1)	Long-term growth of capital
Invesco V.I. Mid Cap Growth Fund – Series I	To seek capital growth
Invesco V.I. Core Equity Fund – Series I (3)	Long-term growth of capital
Invesco V.I. Core Plus Bond Fund – Series I	Total return, comprised of current income and capital appreciation
Invesco V.I. Government Securities Fund – Series I	Total return, comprised of current income and capital appreciation
Invesco V.I. High Yield Fund – Series I	Total return, comprised of current income and capital appreciation
Invesco V.I. International Growth Fund – Series I	Long-term growth of capital
Invesco V.I. American Franchise Fund – Series I	Capital growth
Invesco V.I. Mid Cap Core Equity Fund – Series I (2)	Long-term growth of capital
Invesco V.I. Government Money Market Fund – Series I	Provide current income consistent with the preservation of capital and liquidity
Invesco V.I. Technology Fund – Series I	Long-term growth of capital
Invesco V.I. Managed Volatility Fund – Series I	Both capital appreciation and current income while managing portfolio volatility

(1)
Effective August 19, 2011, the Invesco V.I. Value Opportunities – Series I Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.

(2)
Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series I Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.

(3)
Effective December 23, 2016, the Invesco V.I. Core Equity Fund – Series I Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.

*    The investment objective(s) of each Sub-Account may be changed by the Fund’s Board of Directors without shareholder approval.
 Amounts you allocate to Variable Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Funds in which those Variable Sub-Accounts invest. You bear the investment risk that the Funds might not meet their investment objectives. Shares of the Funds are not deposits, or obligations of, or guaranteed or endorsed by any bank and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

Investment Alternatives: The Fixed Account Options

You may allocate all or a portion of your Purchase Payments to the Fixed Account. You may choose from among 3 Fixed Account Options including 2 Dollar Cost Averaging Options and the option to invest in one or more Guarantee Periods. The Fixed Account Options may not be available in all states. Please consult with your sales representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.
DOLLAR COST AVERAGING OPTIONS
You may establish a Dollar Cost Averaging Program, as described in the “Transfers” section of this prospectus, by allocating purchase payments to the Fixed Account either for 6 months (the “6 Month Dollar Cost Averaging Option”) or for 12 months (the “12 Month Dollar Cost Averaging Option”). Your purchase payments will earn interest for the period you select at the current rates in effect at the time of allocation. Rates may differ from those available for the Guarantee Periods described below.
You must transfer all of your money out of the 6 or 12 Month Dollar Cost Averaging Options to other investment alternatives in equal monthly installments beginning within 30 days of allocation. The number of monthly installments must be no more than 6 for the 6 Month Dollar Cost Averaging Option, and no more than 12 for the 12 Month Dollar Cost Averaging Option.
If we do not receive allocation instructions from you within one month of the date of the payment, the payment plus associated interest will be transferred to the Money Market Variable Sub-Account in equal monthly installments using the longest transfer period being offered at the time the Purchase Payment is made.
At the end of the applicable transfer period, any nominal amounts remaining in the Dollar Cost Averaging Option will be allocated to the Money Market Variable Sub-Account.
Transfers out of the 6 or 12 Month Dollar Cost Averaging Options do not count towards the 12 transfers you can make without paying a transfer fee.
You may not transfer funds from other Investment Alternatives to either the 6 or 12 Month Dollar Cost Averaging Options. The 6 or 12 Month Dollar Cost Averaging Options may not be available in your state.
GUARANTEE PERIODS
Each payment or transfer allocated to the Guaranteed Maturity Fixed Account earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. In the future, we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.
You select a Guarantee Period for each purchase or transfer. If you do not select a Guarantee Period, we will assign the same period(s) you selected for your most recent purchase payment, if available. We reserve the right to limit the number of additional purchase payments that you may allocate to this Option. Each Purchase Payment or transfer allocated to a Guarantee Period must be at least $500.
The Guarantee Periods may not be available in your state.
INTEREST RATES
We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.
We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your sales representative or Allstate Life at 1-800-457-7617. The interest rates we credit will never be less than the minimum guaranteed rate stated in the Contract.

HOW WE CREDIT INTEREST
We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. The following example illustrates how a purchase payment allocated to this Option would grow, given an assumed Guarantee Period and annual interest rate:

Purchase Payment	$10,000
Guarantee Period	5 years
Annual Interest Rate	4.50%

	End of Contract Year
	Year 1	Year 2	Year 3	Year 4	Year 5
Beginning Contract Value	$10,000.00
× (1 + Annual Interest Rate)	× 1.045
	$10,450.00
Contract Value at end of Contract Year		$10,450.00
× (1 + Annual Interest Rate)		× 1.045
		$10,920.25
Contract Value at end of Contract Year			$10,920.25
× (1 + Annual Interest Rate)			× 1.045
			$11,411.66
Contract Value at end of Contract Year				$11,411.66
× (1 + Annual Interest Rate)				× 1.045
				$11,925.19
Contract Value at end of Contract Year					$11,925.19
× (1 + Annual Interest Rate)					× 1.045
					$12,461.82
Total Interest Credited During Guarantee Period = $2,461.82 ($12,461.82-$10,000)
This example assumes no withdrawals during the entire 5-year Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict current or future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract, if any.
Renewals.     Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1)
Take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expired Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2)
Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3)
Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts of the Variable Account. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4)
Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay income taxes, premium taxes, and be subject to withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

Market Value Adjustment.    All withdrawals in excess of the Free Withdrawal Amount, transfers, and amounts applied to an Income Plan from a Guarantee Period, other than those taken during the 30-day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment may apply in the calculation of the Settlement Value described below in the “Death Benefit Amount” section below. We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

•	within the Free Withdrawal Amount as described in the “Expenses” section of this prospectus,

•	when exercising the confinement, unemployment, widow withdrawals or terminal illness waivers, or

•	to satisfy IRS minimum distribution rule for the Contract.
We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the Guarantee Period when you remove your money. “Treasury Rate” means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Statistical Release H.15.
The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, income tax, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.
Generally, if the original Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate, then the Market Value Adjustment will result in a higher amount payable to you, transferred, or applied to an Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable current Treasury Rate, then the Market Value Adjustment will result in a lower amount payable to you, transferred, or applied to an Income Plan.
For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5-year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 5-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.
The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.
Investment Alternatives: Transfers

TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer your Contract Value among the investment alternatives. Transfers are not permitted into the 6 or 12 Month Dollar Cost Averaging Options. You may request transfers in writing on a form that we provide or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $500. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Fund on the same day as one transfer.
We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account Options for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.
If you transfer an amount from a Guarantee Period other than during the 30-day period after a Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.
We reserve the right to waive any transfer restrictions.
TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any of your fixed income payments into variable income payments. You may not make any transfers for the first

6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.
TELEPHONE TRANSFERS
You may make transfers by telephone by calling 1-800-457-7617. The cut off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.
We may suspend, modify or terminate the telephone transfer privileges, as well as any other electronic or automated means we previously approved, at any time without notice.
We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.
MARKET TIMING & EXCESSIVE TRADING
The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Fund and raise its expenses, which can impair Fund performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.
We seek to detect market timing or excessive trading activity by reviewing trading activities. Funds also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Fund, we will impose the trading limitations as described below under “Trading Limitations.” Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.
While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the Fund may experience the adverse effects of market timing and excessive trading described above.
TRADING LIMITATIONS
We reserve the right to limit transfers among the investment alternatives in any Contract year, require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery, or to refuse any transfer request, if:

•
we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Fund or otherwise would be to the disadvantage of other Contract Owners; or

•
we are informed by one or more of the Funds that they intend to restrict the purchase, exchange, or redemption of Fund shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Fund shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

•	the total dollar amount being transferred, both in the aggregate and in the transfer request;

•
the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

•
whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Funds that we have identified as being susceptible to market timing activities (e.g., International, High Yield, and Small Cap Variable Sub-Accounts);

•	whether the manager of the underlying Fund has indicated that the transfers interfere with Fund management or otherwise adversely impact the Fund; and

•	the investment objectives and/or size of the Variable Sub-Account underlying Fund.
We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Fund may experience the adverse effects of market timing and excessive trading described above.
If we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. If we determine that a Contract Owner continues to engage in a pattern of market timing or excessive trading activity we will restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s) or will restrict that Contract Owner from making future additions or transfers into the class of Variable Sub-Account(s) if the Variable Sub-Accounts(s) involved are vulnerable to arbitrage market timing trading activity (e.g., International, High Yield, and Small Cap Variable Sub-Accounts).
In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.
SHORT TERM TRADING FEES
The underlying Funds are authorized by SEC regulation to adopt and impose redemption fees if a Fund’s Board of Directors determines that such fees are necessary to minimize or eliminate short-term transfer activity that can reduce or dilute the value of outstanding shares issued by the Fund. The Fund will set the parameters relating to the redemption fee and such parameters may vary by Fund. If a Fund elects to adopt and charge redemption fees, these fees will be passed on to the Contract Owner(s) responsible for the short-term transfer activity generating the fee.
We will administer and collect redemption fees in connection with transfers between the Variable Sub-Accounts and forward these fees to the Fund. Please consult the Fund’s prospectus for more complete information regarding the fees and charges associated with each Fund.
DOLLAR COST AVERAGING PROGRAM
You may make transfers automatically through dollar cost averaging prior to the Payout Start Date. There are three different ways to use the Dollar Cost Averaging Program:

1)	You may allocate purchase payments to the Fixed Account Options for the specific purpose of dollar cost averaging.

2)	You may dollar cost average out of any Variable Sub-Account into any other Variable Sub-Account(s).

3)	You may transfer interest credited from a Guarantee Period(s) to any Variable Sub-Account without application of a Market Value Adjustment.
We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.
The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.
AUTOMATIC FUND REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Variable Sub-Account may cause a shift in the percentage you allocated to each Variable Sub-Account. If you select our Automatic Fund Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.
We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your written or telephone request. We are not responsible for rebalancing that occurs prior to receipt of proper notice of your request.
Example:
Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the Invesco V.I. Core Plus Bond Variable Sub-Account and 60% to be in the Invesco V.I. American Franchise Variable Sub-Account. Over

the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Invesco V.I. Core Plus Bond Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the Invesco V.I. Core Plus Bond Variable Sub-Account and use the money to buy more units in the Invesco V.I. American Franchise Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.
The Automatic Fund Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.
Fund rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.
Expenses

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.
CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $35 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. During the Payout Phase, we will deduct the charge proportionately from each income payment.
The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in processing purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

•	total purchase payments equal $50,000 or more, or

•	all money is allocated to the Fixed Account Options, as of the Contract Anniversary.
After the Payout Start Date, we will waive this charge if:

•	as of the Payout Start Date, the Contract Value is $50,000 or more, or

•	all income payments are fixed amount income payments.
If you surrender your Contract, we will deduct a full contract maintenance charge unless your Contract qualifies for a waiver.
MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily at an annual rate of 1.00% of the average daily net assets you have invested in the Variable Sub-Accounts (1.20% if you select the Enhanced Death Benefit Rider, 1.40% if you select the Enhanced Death and Income Benefit Combination Rider (available with contracts issued before July 27, 2000), and 1.50% for Contracts with the Enhanced Death and Income Benefit Combination Rider II (available with Contracts issued on or after July 27, 2000)). The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then Allstate Life will bear the loss. We charge additional amounts for the Enhanced Death Benefit and Enhanced Death and Income Benefit Combination riders to compensate us for the additional risk that we accept by providing each rider. Neither the Enhanced Death Benefit Rider, the Enhanced Death and Income Benefit Combination Rider, or Enhanced Death and Income Benefit Combination Rider II are available under a Contract that is continued by a surviving spouse. After the death of the Contract Owner, if the surviving spouse elects to continue the Contract in the Accumulation Phase, then the mortality and expense risk charge will be 1.00% from the date we determine the value of the death benefit through the remainder of the life of the continued Contract.
We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.
ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. No necessary relationship exists between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributable to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

TRANSFER FEE
We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Fund Rebalancing Program.
WITHDRAWAL CHARGE
We may assess a Withdrawal Charge of up to 7% of the Purchase Payment(s) you withdraw. The charge declines to 0% after 7 complete years from the date we received the Purchase Payment being withdrawn. A schedule showing how the charge declines appears in the “Expense Table” section of this prospectus, above. During each Contract Year, you can withdraw up to 15% of the Contract Value as of the beginning of that Contract Year without paying the charge. Unused portions of this 15% “Free Withdrawal Amount” are not carried forward to future Contract Years. We will deduct Withdrawal Charges, if applicable, from the amount paid. For purposes of the Withdrawal Charge, we will treat withdrawals as coming from the oldest Purchase Payments first. However, for federal income tax purposes, earnings are considered to come out first, which means you pay taxes on the earnings portion of your withdrawal.
If you make a withdrawal before the Payout Start Date, we will apply the Withdrawal Charge percentage in effect on the date of the withdrawal, or the Withdrawal Charge percentage in effect on the following day, whichever is lower.
We do not apply a Withdrawal Charge in the following situations:

•	on the Payout Start Date (a Withdrawal Charge may apply if you elect to receive income payments for a specified period of less than 120 months);

•	the death of the Contract Owner or Annuitant (unless the settlement value is used);

•	withdrawals taken to satisfy IRS minimum distribution rules for the Contract; or

•	withdrawals that qualify for one of the waivers described below.
We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fees described above, to make up any difference. Withdrawals also may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.
Confinement Waiver.    We will waive the Withdrawal Charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if the following conditions are satisfied:

1.
you, or the Annuitant if the Contract is owned by a non-living person, are first confined to a long term care facility or a hospital (as defined in the Contract) for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2.
we must receive your request for the withdrawal and due proof (as defined in the Contract) of the stay no later than 90 days following the end of your or the Annuitant’s stay at the long term care facility or hospital; and

3.	a physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).
You may not claim this benefit if you, or the Annuitant, or a member of your or the Annuitant’s immediate family (as defined in the Contract), is the physician prescribing your or the Annuitant’s stay in a long term care facility.
Terminal Illness Waiver.    We will waive the Withdrawal Charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if:

1.
you (or the Annuitant if the Contract Owner is not a living person) are first diagnosed by a physician (we may require a second or a third opinion) with a terminal illness (as defined in the Contract) at least 30 days after the Issue Date; and

2.	you claim this benefit and deliver adequate proof of diagnosis to us.
Unemployment Waiver.    We will waive the Withdrawal Charge and any Market Value Adjustment on one partial or a full withdrawal taken prior to the Payout Start Date under your Contract, if you meet the following requirements:

1.	you or the Annuitant become unemployed at least one year after the Issue Date;

2.
you or the Annuitant have been granted unemployment compensation (as defined in the Contract) for at least 30 days as a result of that unemployment and we receive due proof thereof (as defined in the Contract) prior to or at the time of the withdrawal request; and

3.	you or the Annuitant exercise this benefit within 180 days of your or the Annuitant’s initial receipt of unemployment compensation.
You may exercise this benefit once during the life of your Contract. This waiver applies upon the unemployment of the Annuitant only if the Contract Owner is not a living person.
Please refer to your Contract for more detailed information about the terms and conditions of these waivers.
The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you are not required to pay our Withdrawal Charge because of these waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.
PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death. We may discontinue this practice sometime in the future and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 3.5%, depending on the state. At the Payout Start Date, if applicable, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract value in the investment alternative bears to the total Contract Value.
DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES
We may assess a charge against the Sub-accounts and the Fixed Rate Options equal to any taxes which may be imposed upon the Separate Account. We will pay company income taxes on the taxable corporate earnings created by this Separate Account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the Tax Charge you pay under the contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future. In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including Separate Account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividends received deductions. We do not pass these tax benefits through to holders of the Separate Account annuity contracts because (i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the Tax Charge you pay under the contract.

Our status under the Code is briefly described in the “Taxes” section of this prospectus.
Other Expenses

Each Fund deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Fund whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Funds. For a summary of current estimates of those charges and expenses, see the “Expense Table” section of this prospectus.
We receive compensation from Invesco Advisers, Inc., for administrative services we provide to the Funds. We collect this compensation under an agreement between us and Invesco Advisers, Inc., and is calculated based on percentages of the average assets allocated to each Fund.
Access to Your Money

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See the “Income Plans” subsection in the “Income Payments” section of this prospectus.
The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.
You can withdraw money from the Variable Account or the Fixed Account Options. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You have the opportunity to name the Investment Alternative(s) from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the Investment Alternatives according to the value of your investments therein.
In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.
If you request a total withdrawal, we may require you to return your Contract to us. We also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract.
Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.
WRITTEN REQUESTS AND FORMS IN GOOD ORDER.
Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in “good order.” Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.
POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1.	The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2.	An emergency exists as defined by the SEC; or

3.	The SEC permits delay for your protection.
We may delay payments or transfers from the Fixed Account Options for up to 6 months or shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.
SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging or Automatic Fund Rebalancing Programs.
Depending on fluctuations in the accumulation unit value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Systematic withdrawal payments are subject to any applicable withdrawal charges and market value adjustments. Please consult your tax advisor before taking any withdrawal.
We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.
MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce the Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we would inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional Purchase Payment to restore your Contract’s value to the contractual minimum of $1,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges, and taxes.
Income Payments

PAYOUT START DATE
You select the Payout Start Date in your application. The Payout Start Date is the day that we apply your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, to an Income Plan. The Payout Start Date must be no later than the Annuitant’s 90th birthday, or the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.
INCOME PLANS
An “Income Plan” is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.
Three Income Plans are available under the Contract. Each is available to provide:

•	fixed income payments;

•	variable income payments; or

•	a combination of the two.
A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the “basis”. Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.
The three Income Plans are:
Income Plan 1 – Life Income with Guaranteed Payments.    Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.
Income Plan 2 – Joint and Survivor Life Income with Guaranteed Payments.    Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.
Income Plan 3 – Guaranteed Payments for a Specified Period (5 Years to 30 Years).    Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant’s life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets which support variable income payments even though we do not bear any mortality risk.
The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.
If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment.
Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.
Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or a portion of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. We also deduct applicable premium taxes from the Contract Value at the Payout Start Date.
We may make other Income Plans available. You may obtain information about them by writing or calling us.
You may apply all or part of your Contract Value to an Income Plan. If you elected the Enhanced Death and Income Benefit Combination Rider, you may be able to apply an amount greater than your Contract Value. You must apply at least the Contract Value in the Fixed Account Options on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account Option balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account Options to fixed income payments. We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

•	pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

•	reduce the frequency of your payments so that each payment will be at least $20.
VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.
We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Funds and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.
In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate.
Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments. We reserve the right to make other assumed investments rates available under this contract.
FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. We calculate the fixed income payments by:

1)	adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

2)	deducting any applicable premium tax; and

3)	applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.
We may defer making fixed income payments for a period of up to 6 months or such shorter times as state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.
CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.
Death Benefits

We will pay a death benefit if, prior to the Payout Start Date:

1.	any Contract Owner dies or,

2.	the Annuitant dies, if the Contract is owned by a company or other non-living Owner.

We will pay the death benefit to the new Contract Owner who is determined immediately after the death. The new Contract Owner would be a surviving Contract Owner or, if none, the Beneficiary(ies). In the case of the death of the Annuitant, we will pay the death benefit to the current Contract Owner. A claim for a distribution on death must include “Due Proof of Death.” We will accept the following documentation as Due Proof of Death:

•	a certified copy of a death certificate; or

•	a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

•	any other proof acceptable to us.
We will determine the value of the death benefit as of the end of the Valuation Date on which we receive a complete request for payment of the death benefit. If we receive a request after 3:00 p.m. Central Time on a Valuation Date, we will process the request as of the end of the following Valuation Date.
Where there are multiple beneficiaries, we will only value the death benefit at the time the first beneficiary submits the necessary documentation in good order. Any death benefit amounts attributable to any beneficiary which remain in the investment alternatives are subject to investment risk.
DEATH BENEFIT AMOUNT
Prior to the Payout Start Date, if we receive a complete request for payment of the death benefit within 180 days of the date of death, the death benefit is equal to the greatest of:

1)	the Contract Value as of the date we determine the death benefit, or

2)	the Settlement Value (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit, or

3)	the sum of all Purchase Payments reduced by a withdrawal adjustment, as defined below, or

4)
the greatest of the Contract Values on each Death Benefit Anniversary prior to the date we determine the death benefit, increased by Purchase Payments made since that Death Benefit Anniversary and reduced by a withdrawal adjustment as defined below.

In calculating the Settlement Value, the amount in each individual Guarantee Period may be subject to a Market Value Adjustment. A Market Value Adjustment will apply to amounts in a Guarantee Period, unless we calculate the Settlement Value during the 30-day period after the expiration of the Guarantee Period. Also, the Settlement Value will reflect deduction of any applicable Withdrawal Charges, contract maintenance charges, and premium taxes.
A Death Benefit Anniversary is every seventh Contract Anniversary during the Accumulation Phase. For example, the 7th, 14th, and 21st Contract Anniversaries are the first three Death Benefit Anniversaries.
The “withdrawal adjustment” is equal to (a) divided by (b), with the result multiplied by (c), where:

(a)	is the withdrawal amount;

(b)	is the Contract Value immediately prior to the withdrawal; and

(c)	is the value of the applicable death benefit alternative immediately prior to the withdrawal.
If we do not receive a complete request for payment of the death benefit within 180 days of the date of death, the death benefit is equal to the greater of;

1)	the Contract Value as of the date we determine the death benefit, or

2)	the Settlement Value.
We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the death proceeds will equal the death benefit as described above. This right applies only to the amount payable as death proceeds and in no way restricts when a claim may be filed.
A Market Value Adjustment, if any, made upon payment of a death benefit would be positive.
ENHANCED DEATH BENEFIT RIDER
If the oldest Contract Owner, or Annuitant if the Contract Owner is a non-living person, is less than or equal to age 80 as of the date we receive the completed application, the Enhanced Death Benefit Rider is an optional benefit that you may elect. If you elect the rider, the death benefit will be the greater of the death benefit alternatives (1) through (4) listed above, or (5) the enhanced death benefit.

If the Contract Owner is a living individual, the enhanced death benefit applies only for the death of the Contract Owner. If the Contract Owner is not a living individual, the enhanced death benefit applies only for the death of the Annuitant. The enhanced death benefit is equal to the greater of Enhanced Death Benefit A or Enhanced Death Benefit B. Enhanced Death Benefit B may not be available in all states.
The enhanced death benefit will never be greater than the maximum death benefit allowed by any nonforfeiture laws which govern the Contract.
The Enhanced Death Benefit Rider benefit is not available under a contract that is continued by a surviving spouse. After the death of the Contract Owner, if the surviving spouse elects to continue the Contract in the Accumulation Phase, then the mortality and expense risk charge will be 1.00% from the date we determine the value of the death benefit through the remainder of the life of the continued Contract, and any death benefit paid under a continued Contract will not include the enhanced death benefit.
Enhanced Death Benefit A.    The Enhanced Death Benefit A on the Issue Date is equal to the initial Purchase Payment. On each Contract Anniversary, we will recalculate your Enhanced Death Benefit A to equal the greater of your Contract Value on that date, or the most recently calculated Enhanced Death Benefit A. We also will recalculate your Enhanced Death Benefit A whenever you make an additional Purchase Payment or a partial withdrawal. Additional Purchase Payments will increase the Enhanced Death Benefit A dollar-for-dollar.
Withdrawals will reduce the Enhanced Death Benefit A by an amount equal to a withdrawal adjustment computed in the manner described above under “Death Benefit Amount.”
In the absence of any withdrawals or Purchase Payments, the Enhanced Death Benefit A will be the greatest of all Contract Anniversary Contract Values on or before the date we calculate the death benefit.
We will calculate Anniversary Values for each Contract Anniversary prior to the oldest Contract Owner’s or, if the Contract owner is not a living person, the oldest Annuitant’s, 85th birthday. After age 85, we will recalculate the Enhanced Death Benefit A only for Purchase Payments and withdrawals. The Enhanced Death Benefit A will never be greater than the maximum death benefit allowed by any non-forfeiture laws which govern the Contract.
Enhanced Death Benefit B.    The Enhanced Death Benefit B is equal to total Purchase Payments made reduced by a withdrawal adjustment computed in the manner described above under “Death Benefit Amount.” Each Purchase Payment and each withdrawal adjustment will accumulate daily at a rate equivalent to 5% per year until the earlier of the date

•	we determine the death benefit, or

•	the first day of the month following the oldest Contract Owner’s or, if the Contract Owner is not a living person, the Annuitant’s, 85th birthday.
The Enhanced Death Benefit B will never be greater than the maximum death benefit allowed by any non-forfeiture laws which govern the Contract.
Enhanced Death and Income Benefit Combination Rider (available with Contracts issued before July 27, 2000. For Contracts issued on or after July 27, 2000, see the next section titled “Enhanced Death and Income Benefit Combination Rider II”)
If the oldest Contract Owner, or Annuitant if the Owner is a non-living person, is less than or equal to age 80 as of the date we receive the completed application, the Enhanced Death and Income Benefit Combination Rider is an optional benefit that you may elect, instead of the Enhanced Death Benefit Rider.
The enhanced death benefit portion of the Enhanced Death and Income Benefit Combination Rider is the same as that described above under “Enhanced Death Benefit Rider.”
The enhanced income benefit defines a minimum amount applied to the Payout Phase. This minimum amount is equal to what the value of the enhanced death benefit would be on the Payout Start Date. In some states, the calculation of the enhanced income benefit will not include the value of the Enhanced Death Benefit B. Please consult with your sales representative for information.
The enhanced income benefit will apply if the Contract Owner elects a Payout Start Date that:

•	is on or after the tenth Contract Anniversary, and

•	is prior to the Annuitant’s age 90.
On the Payout Start Date, you may apply the greater of the Contract Value or the enhanced income benefit to the Payout Phase of the Contract. No Market Value Adjustment will be applied to the enhanced income benefit amount. The enhanced income benefit will only apply if the Income Plan selected provides payments guaranteed for either single or joint life with a period certain of at least:

•	10 years, if the youngest Annuitant’s age is 80 or less on the date the amount is applied; or

•	5 years, if the youngest Annuitant’s age is greater than 80 on the date the amount is applied.

Enhanced Death and Income Benefit Combination Rider II (available with Contracts issued on or after July 27, 2000)
If the oldest Contract Owner is less than or equal to age 80 as of the date we receive the completed application, the Enhanced Death and Income Benefit Combination Rider II is an optional benefit that you may elect, instead of the Enhanced Death Benefit Rider.
The enhanced death benefit portion of the Enhanced Death and Income Benefit Combination Rider II is the same as that described above under “Enhanced Death Benefit Rider.”
The enhanced income benefit guarantees that the minimum amount of income payments you receive will not be less than those determined by applying the Income Base on Payout Start Date, to the minimum guaranteed Income Payment Tables shown in the Contract (rather than to any current rates we may be offering) for the Income Plan you select (“Guaranteed Income Benefit”). In some states, the calculation of the enhanced income benefit will not include the value of Income Base B. Please consult with your sales representative for more information.
The Income Base is the greater of Income Base A and Income Base B. We determine each Income Base as follows:
Income Base A.    On the Rider Date, Income Base A is equal to the Contract Value. After the Rider Date, we recalculate Income Base A as follows on the Contract Anniversary and when a Purchase Payment or withdrawal is made:

•
For Purchase Payments, Income Base A is equal to the most recently calculated Income Base plus the Purchase Payment. For withdrawals, Income Base A is equal to the most recently calculated Income Base reduced by a withdrawal adjustment.

•	On each Contract Anniversary, Income Base A is equal to the greater of the Contract Value on that date or the most recently calculated Income Base A.
In the absence of any withdrawals or Purchase Payments, Income Base A will be the greatest of all the Contract Anniversary Contract Values between the Rider Date and the Payout Start Date. We will recalculate Income Base A for Purchase Payments, for withdrawals and on Contract Anniversaries until the first Contract Anniversary on or after the 85th birthday of the oldest Contract Owner or, if no Owner is a living individual, the oldest Annuitant. After that date, we will recalculate Income Base A for Purchase Payments and withdrawals.
Income Base B.    On the Rider Date, Income Base B is equal to the Contract Value. After the Rider Date, Income Base B, plus any subsequent Purchase Payments and less a withdrawal adjustment for any subsequent withdrawals, will accumulate daily at a rate equal to 5% per year until the first day of the month following the oldest Contract Owner’s or, if the Contract Owner is not a living individual, the Annuitant’s 85th birthday. After this date, Income Base B will be recalculated only for Purchase Payments and withdrawals.
For purposes of computing Income Base A or B, the withdrawal adjustment is equal to (1) divided by (2), with the result multiplied by (3), where:

1)	= withdrawal amount,

2)	= the Contract Value immediately prior to the withdrawal, and

3)	= the most recently calculated Income Base.
Please consult with your sales representative for information.
The income base is used solely for the purpose of calculating the guaranteed income benefit under this Rider (“guaranteed income benefit”) and does not provide a Contract Value or guarantee performance of any investment option.
The guaranteed income benefit amount is determined by applying the enhanced income benefit amount less any applicable taxes to the guaranteed rates for the Income Plan you elect. The Income Plan you elect must satisfy the conditions described below.
The enhanced income benefit will apply if the Contract Owner elects a Payout Start Date that:

•	is on or after the tenth Contract Anniversary,

•	is during the 30-day period following the Contract Anniversary.

•	is prior to the Annuitant’s 90th birthday.
The enhanced income benefit will only apply if you elect to receive fixed amount income payments. These fixed income payments will be calculated using the appropriate Guaranteed Income Payment Tables provided in your Contract.
If, however, you apply the Contract Value and not the enhanced income benefit to the Income Plan, then you may select any Income Plan we offer at that time.
If you expect to apply your Contract Value to variable income payment options or to current annuity payment rates then in effect, electing the enhanced income benefit may not be appropriate. No Market Value Adjustment will be applied to the enhanced income benefit amount. The enhanced income benefit will only apply if the Income Plan selected provides payments guaranteed for either single or joint life with a period certain of at least:

•	10 years, if the youngest Annuitant’s age is 80 or less on the date the amount is applied; or

•	5 years, if the youngest Annuitant’s age is greater than 80 on the date the amount is applied.
Neither of the Enhanced Death and Income Benefit Combination Rider’s benefits are available under a Contract that is continued by a surviving spouse.
After the death of the Contract Owner, if the surviving spouse elects to continue the Contract in the Accumulation Phase, then the mortality and expense risk charge will be 1.00% from the date we determine the value of the death benefit through the remainder of the life of the continued Contract. Any death benefit paid under a continued Contract will not include the enhanced death benefit. Any calculation of amount to be applied to an Income Plan upon annuitization under a continued Contract will not include the enhanced income benefit.
We may discontinue offering these options at any time.
If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any Purchase Payments or the Contract Value.
DEATH BENEFIT PAYMENTS
If the new Owner is your spouse, the new Owner may:

1.	elect to receive the death benefit in a lump sum, or

2.	elect to apply the death benefit to an Income Plan. Payments from the Income Plan must begin within 1 year of the date of death and must be payable throughout:

•	The life of the new Owner; or

•	for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the new Owner; or

•	over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.
If your spouse does not elect one of the above options, the Contract will continue in the Accumulation Phase as if the death had not occurred. Note that if you elected to receive required minimum distributions under a Minimum Distribution Option, the program will be discontinued upon receipt of notification of death. The final required minimum distribution must be distributed prior to establishing a beneficiary payment option for the balance of the Contract. If the Contract is continued in the Accumulation Phase, the following restrictions apply:

•
On the date the Contract is continued, the Contract Value will equal the amount of the Death Benefit as determined as of the Valuation Date on which we received the completed request for settlement of the death benefit (the next Valuation Date, if we receive the completed request for settlement of the death benefit after 3 p.m. Central Time). Unless otherwise instructed by the continuing spouse, the excess, if any, of the death benefit over the Contract Value will be allocated to the Variable Sub-Accounts. This excess will be allocated in proportion to your Contract Value in those Variable Sub-Accounts as of the end of the Valuation Period during which we receive the completed request for settlement of the death benefit, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Money Market Variable Sub-Account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

•	transfer all or a portion of the excess among the Variable Sub-Accounts;

•	transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

•	transfer all or a portion of the excess into a combination of Variable Sub-Accounts and the Guaranteed Maturity Fixed Account.
Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in your Contract.
The surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge.
Only one spousal continuation is allowed under this Contract.
If the new Owner is not your spouse but is a living person, the new Owner may:

1.	elect to receive the death benefit in a lump sum, or

2.	elect to apply the death benefit to an Income Plan. Payments from the Income Plan must begin within 1 year of the date of death and must be payable throughout:

•	the life of the new Owner; or

•	for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the new Owner; or

•	over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.
If the new Owner does not elect one of the above options, then the new Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the death benefit as determined as of the Valuation Date on which we received a completed request for settlement of the death benefit (the next Valuation Date, if we receive a completed request for settlement of the death benefit after 3 p.m. Central Time). Unless otherwise instructed by the new Owner, the excess, if any, of the death benefit over the Contract Value will be allocated to the Money Market Variable Sub-Account. The new Owner may exercise all rights as set forth in the Transfers section during this 5-year period.
No additional Purchase Payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5-year period.
If the new Owner dies prior to receiving all of the Contract Value, then the new Owner’s named Beneficiary(ies) will receive the greater of the Settlement Value or the remaining Contract Value. This amount must be received as a lump sum within 5 years of the date of the original Owner’s death. If we do not receive instructions on where to send the payment within 5 years of the date of death, the funds will be escheated.
We reserve the right to offer additional options upon Death of Owner.
If the new Owner is a corporation, trust, or other non-living person:

(a)	The new Owner may elect to receive the death benefit in a lump sum; or

(b)
If the new Owner does not elect the option above, then the new Owner must receive the Contract Value payable within 5 years of your date of death. On the date we receive the complete request for settlement of the Death Benefit, the Contract Value under this option will be the death benefit. Unless otherwise instructed by the new Owner, the excess, if any of the death benefit over the Contract Value will be allocated to the Money Market Variable Sub-Account. The new Owner may exercise all rights set forth in the Transfers provision during this 5-year period. No additional Purchase Payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5-year period.

We reserve the right to offer additional options upon Death of Owner.
If any new Owner is a non-living person, all new Owners will be considered to be non-living persons for the above purposes.
Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the new Owner from the date of your death to the date on which the death proceeds are paid.
Death of Annuitant
If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date and the Contract Owner is a living person, then the Contract will continue with a new Annuitant as designated by the Contract Owner.
If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date and the Contract Owner is a non-living person, the following apply:

(a)	The Contract Owner may elect to receive the death benefit in a lump sum; or

(b)
If the Contract Owner does not elect the option above, then the Owner must receive the Contract Value payable within 5 years of the Annuitant’s date of death. On the date we receive the complete request for settlement of the death benefit, the Contract Value under this option will be the death benefit. Unless otherwise instructed by the Contract Owner, the excess, if any, of the death benefit over the Contract Value will be allocated to the Money Market Variable Sub-Account. The Contract Owner may then exercise all rights set forth in the Transfers provision during this 5-year period. No additional Purchase Payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5-year period.

We reserve the right to offer additional options upon Death of Owner.

More Information

ALLSTATE LIFE
Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the state of Illinois. Prior to January 1, 2005, Glenbrook Life and Annuity Company (“Glenbrook”) issued the Contract. Effective January 1, 2005, Glenbrook merged with Allstate Life (“Merger”). On the date of the Merger, Allstate Life acquired from Glenbrook all of Glenbrook’s assets and became directly liable for Glenbrook’s liabilities and obligations with respect to all contracts issued by Glenbrook.
Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the state of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by Allstate Insurance Holdings, LLC, which is wholly owned by The Allstate Corporation.
Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the state of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3075 Sanders Road, Northbrook, Illinois 60062.
Effective June 1, 2006, Allstate Life entered into an agreement (“the Agreement”) with Prudential Financial, Inc. and its subsidiary, The Prudential Insurance Company of America (“PICA”) pursuant to which Allstate Life sold, through a combination of coinsurance and modified coinsurance reinsurance, substantially all of its variable annuity business. Pursuant to the Agreement Allstate Life and PICA also entered into an administrative services agreement which provides that PICA or an affiliate administer the Variable Account and the Contracts. The benefits and provisions of the Contracts have not been changed by these transactions and agreements. None of the transactions or agreements have changed the fact that we are primarily liable to you under your Contract.
THE VARIABLE ACCOUNT
Allstate Life established the Allstate Financial Advisors Separate Account I in 1999. The Contracts were previously issued through the Glenbrook Life and Annuity Company Separate Account A. Effective January 1, 2005, Glenbrook Life Multi-Manager Variable Account and Glenbrook Life and Annuity Company Separate Account A combined with Allstate Financial Advisors Separate Account I and consolidated duplicative Variable Sub-Accounts that invest in the same Funds (the “Consolidation”). The Accumulation Unit Values for the Variable Sub-Accounts in which you invest did not change as a result of the Consolidation, and your Contract Value immediately after the Consolidation was the same as the value immediately before the Consolidation. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate Life.
We own the assets of the Variable Account. The Variable Account is a segregated asset account under Illinois insurance law. That means we account for the Variable Account’s income, gains, and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate Life.
The Variable Account consists of multiple Variable Sub-Accounts, each of which are available under the Contract. We may add new Variable Sub-Accounts, or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Funds . We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.
THE FUNDS
Dividends and Capital Gain Distributions.    We automatically reinvest all dividends and capital gains distributions from the Funds in shares of the distributing Funds at their net asset value.
Voting Privileges.    As a general matter, you do not have a direct right to vote the shares of the Funds held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Funds that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.
As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee’s number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding eligible Fund. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.
We reserve the right to vote Fund shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.
Changes in Funds.    If the shares of any of the Funds are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Fund and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in underlying funds. We will notify you in advance of any change.
Conflicts of Interest.    The Funds sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Fund. The board of trustees of the Funds monitors for possible conflicts among separate accounts buying shares of the Funds. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, the Funds’ board of trustees may require a separate account to withdraw its participation in a Fund. A Fund’s net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.
THE CONTRACT
Distribution.     Allstate Distributors, LLC (“ADLLC”), located at 3075 Sanders Road, Northbrook, Illinois 60062-7154, serves as principal underwriter of the Contracts. ADLLC is a wholly owned subsidiary of Allstate Life.
ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended (“Exchange Act”), and is a member of the Financial Industry Regulatory Authority (FINRA).
We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8.5% of all purchase payments (on a present value basis).
Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed 1.20%, on an annual basis, of the Contract Values considered in connection with the bonus. Sale of the Contracts may also count toward incentive program awards for the registered representative. In some states, Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.
Allstate Life does not pay ADLLC a commission for distribution of the Contracts. The underwriting agreement with ADLLC provides that we will reimburse ADLLC for any liability to Contract owners arising out of services rendered or Contracts issued.
Administration.     We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”) whereby, PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with se2, LLC, of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby se2, LLC provides certain business process outsourcing services with respect to the Contracts. se2, LLC may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2016, consisted of the following: NTT DATA, Inc. (administrative services) located at 100 City Square, Boston, MA 02129; RR Donnelley Global Investment Markets, a division of RR Donnelley & Sons Company (compliance printing and mailing) located at 111 South Wacker Drive, Chicago, IL 60606; Jayhawk File Express, LLC (file storage and document destruction) located at 601 E. 5th Street, Topeka, KS 66601-2596; Co-Sentry.net, LLC (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; Convey Compliance Systems, Inc. (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Spangler Graphics, LLC (compliance mailings) located at 29305 44th Street, Kansas City, KS 66106; Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; Venio LLC, d/b/a Keane (lost shareholder search) located at PO Box 1508, Southeastern, PA 19399-1508; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105.
In administering the Contracts, the following services are provided, among others:

•	maintenance of Contract Owner records;

•	Contract Owner services;

•	calculation of unit values;

•	maintenance of the Variable Account; and

•	preparation of Contract Owner reports.
We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.
Correspondence sent by regular mail to our Annuity Service Center should be sent to the address shown above. Your correspondence will be picked up at this address and then delivered to our Annuity Service Center. Your correspondence is not considered received by us until it is received at our Annuity Service Center. Where this prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our Annuity Service Center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our Annuity Service Center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.
We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.
We provide information about cyber security risks associated with this Contract in the Statement of Additional Information.
NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN
If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.
LEGAL PROCEEDINGS
There are no pending legal proceedings to which the Separate Account is a party. Allstate Life is engaged from time to time in routine lawsuits, which, in management’s judgment, are not likely to have a material effect, either individually or in the aggregate, on the operating results, cash flows or financial position of Allstate Life.
LEGAL MATTERS
All matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate Life’s right to issue such Contracts under state insurance law, have been passed upon by Angela K. Fontana, General Counsel of Allstate Life.
Taxes

The following discussion is general and is not intended as tax advice. Allstate Life makes no guarantee regarding the tax treatment of any Contract or transaction involving a Contract.
Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.
TAXATION OF ALLSTATE LIFE INSURANCE COMPANY
Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate Life, and its operations form a part of Allstate Life, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate Life believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate Life does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate Life does not intend to make provisions for any such taxes. If Allstate Life is taxed on investment income or capital gains of the Variable Account, then Allstate Life may impose a charge against the Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL
Tax Deferral.    Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

•	the Contract Owner is a natural person,

•	the investments of the Variable Account are “adequately diversified” according to Treasury Department regulations, and

•	Allstate Life is considered the owner of the Variable Account assets for federal income tax purposes.
Non-Natural Owners.    Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.
Exceptions to the Non-Natural Owner Rule.    There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.
Trusts are required to complete and submit a Certificate of Entity form, and we will tax report based on the information provided on this form.
Grantor Trust Owned Annuity.    Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment; or 2) payment deferred up to five years from date of death.
Diversification Requirements.     For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be “adequately diversified” consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate Life does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.
Ownership Treatment.    The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.
Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate Life does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.
Taxation of Partial and Full Withdrawals.    If you make a partial withdrawal under a Non-Qualified Contract, the amount you receive will be taxed as ordinary income, rather than as return of cost basis, until all gain has been withdrawn. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds your cost basis in the Contract.

Taxation of Annuity Payments.    Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your cost basis in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the cost basis in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the cost basis in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the cost basis in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.
Partial Annuitization.   An individual may partially annuitize their non-qualified annuity if the contract so permits. The tax law allows for a portion of a non-qualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under Section 72 of the code. We do not currently permit partial annuitization.
Taxation of Level Monthly Variable Annuity Payments. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.
Withdrawals After the Payout Start Date.    Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.
Distribution at Death Rules.    In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

•
if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner’s death;

•
if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner’s death. These requirements are satisfied if any portion of the Contract Owner’s interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner’s death. If the Contract Owner’s designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

•
if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

Prior to a 2013 Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing a valid same sex marriage for federal law purposes. On June 26, 2015, the Supreme Court ruled in Obergefell v. Hodges that same-sex couples have a constitutional right to marry, thus requiring all states to allow same-sex marriage. The Windsor and Obergefell decisions mean that the federal and state tax law provisions applicable to an opposite sex spouse will also apply to a same sex spouse. Please note that a civil union or registered domestic partnership is generally not recognized as a marriage.
Please consult with your tax or legal adviser for additional information.
Taxation of Annuity Death Benefits.    Death Benefit amounts are included in income as follows:

•	if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

•	if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.
Medicare Tax on Net Investment Income.    The Patient Protection and Affordable Care Act, enacted in 2010, included a Medicare tax on investment income. This tax assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of “modified adjusted gross income” over a threshold amount. The “threshold amount” is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,500 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.
Penalty Tax on Premature Distributions.    A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made as a result of the Contract Owner’s death or becoming totally disabled,

•
made in substantially equal periodic payments (as defined by the Code) over the Contract Owner’s life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

•	made under an immediate annuity and the annuity start date is no more than one year from the date of purchase (the first annuity payment must commence within 13 months of the date of purchase), or

•	attributable to investment in the Contract before August 14, 1982.
You should consult a competent tax advisor to determine how these exceptions may apply to your situation.
Substantially Equal Periodic Payments.    With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner’s attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.
Special Rules in Relation to Tax-free Exchanges Under Section 1035. Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them. After you elect an Income Plan, as described in the Income Payments section earlier in the prospectus, you are not eligible for a tax-free exchange under Section 1035.
Partial Exchanges.    The IRS has issued rulings that permit partial exchanges of annuity contracts. Effective for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer.
If a partial exchange is retroactively negated, the amount originally transferred to the recipient contract is treated as a withdrawal from the source contract, taxable to the extent of any gain in that contract on the date of the exchange. An additional 10% tax penalty may also apply if the Contract Owner is under age 59 1/2. Your Contract may not permit partial exchanges.
Taxation of Ownership Changes.    If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.
Aggregation of Annuity Contracts.    The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.
INCOME TAX WITHHOLDING
Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made or no U.S. taxpayer identification number is provided we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.
Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.
Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.
Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8(BEN,BEN-E,EXP,ECI,IMY) (Generally a Form W-8BEN is the appropriate form) at issue to certify the owners’ foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien’s country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8(BEN,BEN-E,EXP,ECI,IMY). A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number (“ITIN”). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.
TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

•	Individual Retirement Annuities (IRAs) under Code Section 408(b);

•	Roth IRAs under Code Section 408A;

•	Simplified Employee Pension (SEP IRA) under Code Section 408(k);

•	Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section 408(p);

•	Tax Sheltered Annuities under Code Section 403(b);

•	Corporate and Self Employed Pension and Profit Sharing Plans under Code Section 401; and

•	State and Local Government and Tax-Exempt Organization Deferred Compensation Plans under Code Section 457.
Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.
The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent’s IRA, TSA, or employer sponsored retirement plan under which the decedent’s surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent’s IRA, TSA, or employer sponsored qualified retirement plan. Note that in 2014, the U.S. Supreme Court ruled that Inherited IRAs, other than IRAs inherited by the owner’s spouse, do not qualify as retirement assets for purposes of protection under the federal bankruptcy laws.
Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.
Taxation of Withdrawals from an Individually Owned Tax Qualified Contract.    If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.
“Qualified distributions” from Roth IRAs are not included in gross income. “Qualified distributions” are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made to a beneficiary after the Contract Owner’s death,

•	attributable to the Contract Owner being disabled, or

•	made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

“Nonqualified distributions” from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.
Required Minimum Distributions.    Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount. These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.
The Death Benefit and Tax Qualified Contracts. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.
It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.
Allstate Life reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.
Penalty Tax on Premature Distributions from Tax Qualified Contracts.    A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made as a result of the Contract Owner’s death or total disability,

•
made in substantially equal periodic payments (as defined by the Code) over the Contract Owner’s life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

•	made after separation from service after age 55 (does not apply to IRAs),

•	made pursuant to an IRS levy,

•	made for certain medical expenses,

•	made to pay for health insurance premiums while unemployed (applies only for IRAs),

•	made for qualified higher education expenses (applies only for IRAs)

•	made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs), and

•
from an IRA or attributable to elective deferrals under a 401(k) plan, 403(b) annuity, or certain similar arrangements made to individuals who (because of their being members of a reserve component) are ordered or called to active duty after Sept. 11, 2001, for a period of more than 179 days or for an indefinite period; and made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period.

During the first 2 years of the individual’s participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.
You should consult a competent tax advisor to determine how these exceptions may apply to your situation.
Substantially Equal Periodic Payments on Tax Qualified Contracts.    With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer’s attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.
Income Tax Withholding on Tax Qualified Contracts.    Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered “eligible rollover distributions.” The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, or if no U.S. taxpayer identification number is provided, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all “eligible rollover distributions” unless you elect to make a “direct rollover” of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

•	required minimum distributions, or,

•	a series of substantially equal periodic payments made over a period of at least 10 years, or,

•	a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

•	hardship distributions.
With respect to any Contract held under a Section 457 plan or by the trustee of a Section 401 Pension or Profit Sharing Plan, we will not issue payments directly to a plan participant or beneficiary. Consequently, the obligation to comply with the withholding requirements described above will be the responsibility of the plan.
For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.
Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.
Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8 at issue to certify the owners’ foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien’s country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8(BEN,BEN-E,EXP,ECI,IMY) (Generally a Form W-8BEN is the appropriate form). A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number (“ITIN”). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.
Charitable IRA Distributions.     Certain qualified IRA distributions for charitable purposes are eligible for an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA. A qualified charitable distribution is a distribution that is made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual’s deductions, if any, for charitable contributions.
The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements of the charitable giving incentive. Consistent with applicable IRS instructions, we report these distributions as normal IRA distributions on Form 1099-R. Individuals are responsible for reflecting the distributions as charitable IRA distributions on their personal tax returns.
Individual Retirement Annuities.    Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be “rolled over” on a tax-deferred basis into an Individual Retirement Annuity. For IRA rollovers, an individual can only make an IRA to IRA rollover if the individual has not made a rollover involving any IRAs owned by the individual in the prior 12 months. An IRA transfer is a tax-free trustee-to-trustee “transfer” from one IRA account to another. IRA transfers are not subject to this 12 month rule.
Roth Individual Retirement Annuities.    Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.
A traditional Individual Retirement Account or Annuity may be converted or “rolled over” to a Roth Individual Retirement Annuity. The tax law allows distributions from qualified retirement plans including tax sheltered annuities and governmental Section 457 plans to be rolled over directly into a Roth IRA, subject to the usual rules that apply to conversions from a traditional IRA into a Roth IRA. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions. Effective January 1, 2005, the IRS requires conversions of annuity contracts to include the actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.

Annuities Held By Individual Retirement Accounts (commonly known as Custodial IRAs).    Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.
If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.
Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant’s surviving spouse as the new Annuitant, if the following conditions are met:

1)	The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2)	The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3)	We receive a complete request for settlement for the death of the Annuitant; and

4)	The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a)	The Annuitant’s surviving spouse is the sole beneficiary of the Individual Retirement Account;

(b)	The Annuitant’s surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

(c)	The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse’s election.
Simplified Employee Pension IRA (SEP IRA).    Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.
Savings Incentive Match Plans for Employees (SIMPLE IRA).    Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice. SIMPLE IRA plans must include the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2007 (EGTRRA) to avoid adverse tax consequences. If your current SIMPLE IRA plan uses IRS Model Form 5304-SIMPLE with a revision date of March 2012 or later, then your plan is up to date. If your plan has a revision date prior to March 2012, please consult with your tax or legal advisor to determine the action you need to take in order to comply with this requirement.
To determine if you are eligible to contribute to any of the above listed IRAs (traditional, Roth, SEP, or SIMPLE), please refer to IRS Publication 590-A and your competent tax advisor.
Tax Sheltered Annuities.    Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

•	attains age 59 1/2,

•	severs employment,

•	dies,

•	becomes disabled, or

•	incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).
These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).
Caution: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its plan administrator. Unless your contract is grandfathered from certain provisions in these regulations, we will only process certain transactions (e.g, transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in good order, and will not therefore process the transaction, until we receive the employer’s approval in written or electronic form.
Corporate and Self-Employed Pension and Profit Sharing Plans.    Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as “H.R.10” or “Keogh”). Such retirement plans may permit the purchase of annuity contracts. Allstate Life no longer issues annuity contracts to employer sponsored qualified retirement plans.
There are two owner types for contracts intended to qualify under Section 401(a): a qualified plan fiduciary or an annuitant owner.

•
A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

•
An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant’s spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.
State and Local Government and Tax-Exempt Organization Deferred Compensation Plans.    Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees’ gross income until distributed from the plan. Allstate Life no longer issues annuity contracts to 457 plans.
New Late Rollover Self-Certification. After August 24, 2016, you may be able to apply a rollover contribution to your IRA or qualified retirement plan after the 60-day deadline through a new self-certification procedure established by the IRS. Please consult your tax or legal adviser regarding your eligibility to use this self-certification procedure. As indicated in this IRS guidance, we, as a financial institution, are not required to accept your self-certification for waiver of the 60-day deadline.
ERISA Requirements
ERISA (the “Employee Retirement Income Security Act of 1974”) and the Code prevent a fiduciary and other “parties in interest” with respect to a plan (and, for these purposes, an IRA would also constitute a “plan”) from receiving any benefit from any party dealing with the plan, as a result of the sale of the Annuity. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the Annuity. This information has to do primarily with the fees, charges, discounts and other costs related to the Annuity, as well as any commissions paid to any agent selling the Annuity. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.
Other relevant information required by the exemptions is contained in the contract and accompanying documentation.
Please consult with your tax adviser if you have any questions about ERISA and these disclosure requirements.
Spousal Consent Rules for Retirement Plans - Qualified Annuities
If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.
Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a “qualified joint and survivor annuity” (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an Annuity for your spouse’s lifetime and is called a “qualified pre-retirement survivor annuity” (QPSA). If the plan pays Death Benefits to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.
Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an Annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.
IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated Beneficiary.
Gifts and Generation-skipping Transfers
If you transfer your Annuity to another person for less than adequate consideration, there may be gift tax consequences in addition to income tax consequences. Also, if you transfer your Annuity to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37½ years younger than you, there may be generation-skipping transfer tax consequences.
Annual Reports and Other Documents

Allstate Life’s annual report on Form 10-K for the year ended December 31, 2016, is incorporated herein by reference, which means that it is legally a part of this prospectus.
All other reports filed with the SEC under the Exchange Act since the Form 10-K Annual Report, including filings made on Form 10-Q and Form 8-K, and all documents or reports we file with the SEC under the Exchange Act after the date of this prospectus and before we terminate the offering of the securities under this prospectus are also incorporated herein by reference, which means that they are legally a part of this prospectus.
Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.
We file our Exchange Act documents and reports, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K electronically on the SEC’s “EDGAR” system using the identifying number CIK No. 0000352736. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC’s Public Reference Room at 100 F Street NE, Room 1580, Washington, DC 20549-2001. For more information on the operations of SEC’s Public Reference Room, call 1-202-551-8090.
If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at P.O. Box 758567, Topeka, KS 66675-8565 (telephone: 1-800-457-7617).

Statement of Additional Information
Table of Contents

Additions, Deletions or Substitutions of Investments
The Contract
Purchase of Contracts
Tax-free Exchanges (1035 Exchanges, Rollovers and Transfers)
Calculation of Accumulation Unit Values
Net Investment Factor
Calculation of Variable Income Payments
Calculation of Annuity Unit Values
General Matters
Incontestability
Settlements
Safekeeping of the Variable Account’s Assets
Premium Taxes
Tax Reserves
Experts
Financial Statements
Appendix A – Accumulation Unit Values
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

APPENDIX A – ACCUMULATION UNIT VALUES
Appendix A presents the Accumulation Unit Values and number of Accumulation Units outstanding for each Sub-Account since the Sub-Accounts were first offered under the Contracts; for a maximum of 10 years. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect Accumulation Unit Values for each Contract; as well as outstanding units for each such sub-accounts, which may include other variable annuities offered, as of the dates shown. The Statement of Additional Information, which is available upon request without charge, contains the
Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit Values for each Contract. Please contact us at 1-800-457-7617 to obtain a copy of the Statement of Additional Information.

Accumulation unit value: unit of measure used to calculate the value or a Contract Owner’s interest in a Sub-Account for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract Maintenance Charge.

All of the Variable Sub-Accounts were first offered under the Contracts on June 2, 1998, except the Invesco Van
Kampen V.I. Value Opportunities Fund — Series I and Invesco V.I. Mid Cap Core Equity Fund — Series I, which commenced operations on October 1, 2001; the Invesco V.I. Technology Fund — Series I and the Invesco V.I.
Utilities Fund — Series I, which were first offered on October 15, 2004; the Invesco V.I. Large Cap Growth Fund —
Series I, which was first offered on June 12, 2006; the Invesco Van Kampen V.I. American Franchise Fund — Series I
and Invesco Van Kampen V.I. Equity and Income Series I which were first offered on April 29, 2011; and the Invesco
Van Kampen V.I. Mid Cap Growth Fund — Series I which was first offered on April 27, 2012.

AIM LIFETIME PLUS II VARIABLE ANNUITY - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT*
BASIC POLICY
Mortality & Expense = 1.0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. American Franchise Fund - Series I
	2011	$10.000	$10.423	80,542
	2012	$10.423	$11.724	533,268
	2013	$11.724	$16.250	446,107
	2014	$16.250	$17.428	404,659
	2015	$17.428	$18.101	336,543
	2016	$18.101	$18.309	315,864
Invesco V.I. Basic Balanced Fund - Series I
	2007	$12.646	$12.783	642,359
	2008	$12.783	$7.798	419,104
	2009	$7.798	$10.323	337,202
	2010	$10.323	$11.033	234,270
	2011	$11.033	$11.728	0
Invesco V.I. Capital Appreciation Fund - Series I
	2007	$12.075	$13.377	1,648,376
	2008	$13.377	$7.609	1,205,363
	2009	$7.609	$9.112	979,716
	2010	$9.112	$10.408	725,970
	2011	$10.408	$9.480	611,641
	2012	$9.480	$10.906	0
Invesco V.I. Capital Development Fund - Series I
	2007	$18.482	$20.261	170,673
	2008	$20.261	$10.615	109,986
	2009	$10.615	$14.948	83,857
	2010	$14.948	$17.561	69,147
	2011	$17.561	$16.126	55,455
	2012	$16.126	$18.314	0
Invesco V.I. Core Equity Fund - Series I
	2007	$13.323	$14.246	1,783,042
	2008	$14.246	$9.843	1,246,840
	2009	$9.843	$12.490	1,040,842
	2010	$12.490	$13.534	774,244
	2011	$13.534	$13.378	636,953
	2012	$13.378	$15.068	528,523
	2013	$15.068	$19.262	447,331
	2014	$19.262	$20.604	402,251
	2015	$20.604	$19.202	331,947
	2016	$19.202	$20.942	299,252
Invesco V.I. Core Plus Bond Fund - Series I
	2007	$11.673	$11.744	249,578
	2008	$11.744	$9.788	117,899
	2009	$9.788	$10.753	107,717
	2010	$10.753	$11.704	87,964
	2011	$11.704	$12.389	74,693
	2012	$12.389	$13.566	71,769
	2013	$13.566	$13.424	62,945
	2014	$13.424	$14.343	56,222
	2015	$14.343	$14.134	43,546
	2016	$14.134	$14.911	40,005

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Equity and Income Fund - Series I
	2011	$10.000	$10.718	160,618
	2012	$10.718	$11.934	141,548
	2013	$11.934	$14.776	128,801
	2014	$14.776	$15.935	115,865
	2015	$15.935	$15.399	96,979
	2016	$15.399	$17.535	89,375
Invesco V.I. Government Money Market Fund - Series I formerly, Invesco V.I. Money Market Fund - Series I
	2007	$11.774	$12.173	408,636
	2008	$12.173	$12.286	338,250
	2009	$12.286	$12.165	269,926
	2010	$12.165	$12.053	234,888
	2011	$12.053	$11.927	175,652
	2012	$11.927	$11.800	127,537
	2013	$11.800	$11.674	124,926
	2014	$11.674	$11.548	61,965
	2015	$11.548	$11.423	57,972
	2016	$11.423	$11.309	44,839
Invesco V.I. Government Securities Fund - Series I
	2007	$13.188	$13.869	355,471
	2008	$13.869	$15.406	235,349
	2009	$15.406	$15.236	162,638
	2010	$15.236	$15.883	108,452
	2011	$15.883	$16.952	81,668
	2012	$16.952	$17.181	91,313
	2013	$17.181	$16.548	66,771
	2014	$16.548	$17.044	61,364
	2015	$17.044	$16.916	59,898
	2016	$16.916	$16.937	54,580
Invesco V.I. High Yield Fund - Series I
	2007	$10.811	$10.825	213,717
	2008	$10.825	$7.956	153,141
	2009	$7.956	$12.023	130,914
	2010	$12.023	$13.505	86,926
	2011	$13.505	$13.486	59,103
	2012	$13.486	$15.629	58,765
	2013	$15.629	$16.541	45,222
	2014	$16.541	$16.643	43,274
	2015	$16.643	$15.940	37,517
	2016	$15.940	$17.533	35,541
Invesco V.I. International Growth Fund - Series I
	2007	$15.777	$17.900	461,067
	2008	$17.900	$10.555	327,818
	2009	$10.555	$14.119	234,493
	2010	$14.119	$15.761	173,806
	2011	$15.761	$14.538	144,978
	2012	$14.538	$16.611	118,877
	2013	$16.611	$19.554	112,389
	2014	$19.554	$19.404	91,395
	2015	$19.404	$18.742	84,330
	2016	$18.742	$18.454	74,971

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Large Cap Growth Fund - Series I
	2007	$11.106	$12.702	305,945
	2008	$12.702	$7.753	194,973
	2009	$7.753	$9.661	160,457
	2010	$9.661	$11.204	109,491
	2011	$11.204	$12.169	0
Invesco V.I. Managed Volatility Fund - Series I
	2007	$17.580	$20.976	92,963
	2008	$20.976	$14.034	65,898
	2009	$14.034	$15.952	53,281
	2010	$15.952	$16.772	42,793
	2011	$16.772	$19.317	28,098
	2012	$19.317	$19.794	28,671
	2013	$19.794	$21.684	26,007
	2014	$21.684	$25.858	27,777
	2015	$25.858	$25.025	23,797
	2016	$25.025	$27.379	21,906
Invesco V.I. Mid Cap Core Equity Fund - Series I
	2007	$16.592	$17.976	141,038
	2008	$17.976	$12.709	83,473
	2009	$12.709	$16.368	68,285
	2010	$16.368	$18.473	49,519
	2011	$18.473	$17.106	38,009
	2012	$17.106	$18.772	31,691
	2013	$18.772	$23.917	28,678
	2014	$23.917	$24.704	26,877
	2015	$24.704	$23.449	22,420
	2016	$23.449	$26.309	20,285
Invesco V.I. Mid Cap Growth Fund - Series I
	2012	$10.000	$17.864	34,892
	2013	$17.864	$24.209	31,371
	2014	$24.209	$25.869	30,535
	2015	$25.869	$25.894	31,315
	2016	$25.894	$25.805	29,386
Invesco V.I. Technology Fund - Series I
	2007	$12.277	$13.077	80,917
	2008	$13.077	$7.178	51,185
	2009	$7.178	$11.174	41,211
	2010	$11.174	$13.407	31,743
	2011	$13.407	$12.590	27,162
	2012	$12.590	$13.856	24,291
	2013	$13.856	$17.151	23,599
	2014	$17.151	$18.838	22,742
	2015	$18.838	$19.902	19,668
	2016	$19.902	$19.536	17,148

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Value Opportunities Fund - Series I
	2007	$14.675	$14.738	271,318
	2008	$14.738	$7.030	177,453
	2009	$7.030	$10.291	120,929
	2010	$10.291	$10.927	92,822
	2011	$10.927	$10.478	75,835
	2012	$10.478	$12.198	62,240
	2013	$12.198	$16.137	53,418
	2014	$16.137	$17.017	54,361
	2015	$17.017	$15.079	44,589
	2016	$15.079	$17.650	40,652

*	The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.00% and an administrative expense charge of 0.10%.

AIM LIFETIME PLUS II VARIABLE ANNUITY - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT*
BASIC POLICY PLUS ENHANCED DEATH AND INCOME BENEFIT COMBINATION I RIDER
(available with Contracts purchased before July 27, 2000)
Mortality & Expense = 1.4

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. American Franchise Fund - Series I
	2011	$10.000	$10.193	64,802
	2012	$10.193	$11.420	529,886
	2013	$11.420	$15.765	470,652
	2014	$15.765	$16.841	433,783
	2015	$16.841	$17.421	387,340
	2016	$17.421	$17.552	359,766
Invesco V.I. Basic Balanced Fund - Series I
	2007	$12.220	$12.302	399,753
	2008	$12.302	$7.475	364,067
	2009	$7.475	$9.855	260,773
	2010	$9.855	$10.492	209,959
	2011	$10.492	$11.138	0
Invesco V.I. Capital Appreciation Fund - Series I
	2007	$11.668	$12.874	1,436,819
	2008	$12.874	$7.293	1,210,839
	2009	$7.293	$8.699	939,352
	2010	$8.699	$9.897	707,921
	2011	$9.897	$8.979	608,054
	2012	$8.979	$10.316	0
Invesco V.I. Capital Development Fund - Series I
	2007	$17.859	$19.499	170,744
	2008	$19.499	$10.175	156,807
	2009	$10.175	$14.271	105,585
	2010	$14.271	$16.699	91,423
	2011	$16.699	$15.273	82,457
	2012	$15.273	$17.323	0
Invesco V.I. Core Equity Fund - Series I
	2007	$12.874	$13.710	1,710,892
	2008	$13.710	$9.435	1,466,301
	2009	$9.435	$11.925	1,159,539
	2010	$11.925	$12.870	884,198
	2011	$12.870	$12.671	775,817
	2012	$12.671	$14.214	706,446
	2013	$14.214	$18.098	647,030
	2014	$18.098	$19.281	591,131
	2015	$19.281	$17.898	541,531
	2016	$17.898	$19.442	475,945

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Core Plus Bond Fund - Series I
	2007	$11.279	$11.302	231,003
	2008	$11.302	$9.382	193,554
	2009	$9.382	$10.267	166,253
	2010	$10.267	$11.130	117,914
	2011	$11.130	$11.735	130,627
	2012	$11.735	$12.797	137,382
	2013	$12.797	$12.613	113,953
	2014	$12.613	$13.423	105,222
	2015	$13.423	$13.174	79,471
	2016	$13.174	$13.843	74,592
Invesco V.I. Equity and Income Fund - Series I
	2011	$10.000	$10.152	184,412
	2012	$10.152	$11.258	173,135
	2013	$11.258	$13.883	181,175
	2014	$13.883	$14.912	180,279
	2015	$14.912	$14.353	155,045
	2016	$14.353	$16.279	147,042
Invesco V.I. Government Money Market Fund - Series I formerly, Invesco V.I. Money Market Fund - Series I
	2007	$11.377	$11.715	140,819
	2008	$11.715	$11.777	267,223
	2009	$11.777	$11.614	211,099
	2010	$11.614	$11.461	181,261
	2011	$11.461	$11.297	142,411
	2012	$11.297	$11.131	141,640
	2013	$11.131	$10.969	121,246
	2014	$10.969	$10.807	48,022
	2015	$10.807	$10.647	49,152
	2016	$10.647	$10.499	42,176
Invesco V.I. Government Securities Fund - Series I
	2007	$12.743	$13.348	195,175
	2008	$13.348	$14.768	194,032
	2009	$14.768	$14.546	153,129
	2010	$14.546	$15.104	106,174
	2011	$15.104	$16.056	97,270
	2012	$16.056	$16.208	78,282
	2013	$16.208	$15.548	64,611
	2014	$15.548	$15.950	53,003
	2015	$15.950	$15.767	48,287
	2016	$15.767	$15.724	47,554
Invesco V.I. High Yield Fund - Series I
	2007	$10.447	$10.418	114,677
	2008	$10.418	$7.626	96,571
	2009	$7.626	$11.478	80,005
	2010	$11.478	$12.842	63,993
	2011	$12.842	$12.773	55,464
	2012	$12.773	$14.744	61,623
	2013	$14.744	$15.542	51,801
	2014	$15.542	$15.575	39,638
	2015	$15.575	$14.857	36,377
	2016	$14.857	$16.278	33,453

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. International Growth Fund - Series I
	2007	$15.245	$17.227	455,810
	2008	$17.227	$10.118	386,904
	2009	$10.118	$13.480	306,544
	2010	$13.480	$14.987	250,558
	2011	$14.987	$13.769	204,869
	2012	$13.769	$15.670	193,468
	2013	$15.670	$18.372	181,321
	2014	$18.372	$18.159	169,447
	2015	$18.159	$17.469	150,629
	2016	$17.469	$17.132	144,785
Invesco V.I. Large Cap Growth Fund - Series I
	2007	$11.081	$12.623	139,664
	2008	$12.623	$7.674	111,266
	2009	$7.674	$9.524	100,613
	2010	$9.524	$11.002	80,890
	2011	$11.002	$11.933	0
Invesco V.I. Managed Volatility Fund - Series I
	2007	$17.393	$20.670	103,445
	2008	$20.670	$13.774	97,124
	2009	$13.774	$15.594	81,145
	2010	$15.594	$16.330	65,214
	2011	$16.330	$18.733	62,374
	2012	$18.733	$19.119	53,780
	2013	$19.119	$20.860	45,920
	2014	$20.860	$24.777	46,649
	2015	$24.777	$23.883	46,685
	2016	$23.883	$26.026	44,761
Invesco V.I. Mid Cap Core Equity Fund - Series I
	2007	$16.248	$17.533	197,833
	2008	$17.533	$12.346	165,965
	2009	$12.346	$15.836	119,257
	2010	$15.836	$17.802	99,457
	2011	$17.802	$16.419	81,550
	2012	$16.419	$17.946	73,217
	2013	$17.946	$22.773	70,324
	2014	$22.773	$23.429	66,125
	2015	$23.429	$22.150	58,006
	2016	$22.150	$24.753	50,075
Invesco V.I. Mid Cap Growth Fund - Series I
	2012	$10.000	$16.852	77,294
	2013	$16.852	$22.746	72,751
	2014	$22.746	$24.208	72,093
	2015	$24.208	$24.135	64,813
	2016	$24.135	$23.957	58,890
Invesco V.I. Technology Fund - Series I
	2007	$12.146	$12.886	74,922
	2008	$12.886	$7.045	76,321
	2009	$7.045	$10.923	69,059
	2010	$10.923	$13.053	55,809
	2011	$13.053	$12.209	45,681
	2012	$12.209	$13.384	44,030
	2013	$13.384	$16.499	41,170
	2014	$16.499	$18.050	40,617
	2015	$18.050	$18.993	29,103
	2016	$18.993	$18.570	27,789

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Value Opportunities Fund - Series I
	2007	$14.371	$14.374	277,562
	2008	$14.374	$6.829	235,907
	2009	$6.829	$9.957	170,060
	2010	$9.957	$10.530	118,098
	2011	$10.530	$10.057	99,167
	2012	$10.057	$11.661	81,036
	2013	$11.661	$15.365	76,812
	2014	$15.365	$16.138	72,227
	2015	$16.138	$14.244	62,531
	2016	$14.244	$16.605	56,407

*	The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.40% and an administrative expense charge of 0.10%.

AIM LIFETIME PLUS II VARIABLE ANNUITY - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT*
BASIC POLICY PLUS ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER II
(available with Contracts purchased on or after July 27, 2000)
Mortality & Expense = 1.5

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. American Franchise Fund - Series I
	2011	$10.000	$10.137	99,480
	2012	$10.137	$11.345	241,688
	2013	$11.345	$15.647	220,761
	2014	$15.647	$16.698	202,460
	2015	$16.698	$17.256	183,072
	2016	$17.256	$17.367	170,141
Invesco V.I. Basic Balanced Fund - Series I
	2007	$12.142	$12.211	307,472
	2008	$12.211	$7.412	214,660
	2009	$7.412	$9.763	192,840
	2010	$9.763	$10.383	189,610
	2011	$10.383	$11.019	0
Invesco V.I. Capital Appreciation Fund - Series I
	2007	$11.594	$12.779	539,761
	2008	$12.779	$7.232	353,594
	2009	$7.232	$8.618	314,616
	2010	$8.618	$9.794	268,635
	2011	$9.794	$8.877	233,262
	2012	$8.877	$10.195	0
Invesco V.I. Capital Development Fund - Series I
	2007	$17.745	$19.356	73,178
	2008	$19.356	$10.090	45,866
	2009	$10.090	$14.138	39,911
	2010	$14.138	$16.526	29,286
	2011	$16.526	$15.100	28,388
	2012	$15.100	$17.121	0
Invesco V.I. Core Equity Fund - Series I
	2007	$12.792	$13.609	552,522
	2008	$13.609	$9.356	353,103
	2009	$9.356	$11.813	305,370
	2010	$11.813	$12.737	260,106
	2011	$12.737	$12.527	234,718
	2012	$12.527	$14.039	205,213
	2013	$14.039	$17.857	179,117
	2014	$17.857	$19.006	149,147
	2015	$19.006	$17.625	141,810
	2016	$17.625	$19.126	133,173

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Core Plus Bond Fund - Series I
	2007	$11.207	$11.219	83,912
	2008	$11.219	$9.304	53,838
	2009	$9.304	$10.171	51,685
	2010	$10.171	$11.015	51,626
	2011	$11.015	$11.602	62,613
	2012	$11.602	$12.640	58,053
	2013	$12.640	$12.446	44,448
	2014	$12.446	$13.231	36,602
	2015	$13.231	$12.973	35,611
	2016	$12.973	$13.618	35,022
Invesco V.I. Equity and Income Fund - Series I
	2011	$10.000	$10.037	156,566
	2012	$10.037	$11.119	143,516
	2013	$11.119	$13.698	128,505
	2014	$13.698	$14.699	111,996
	2015	$14.699	$14.134	77,239
	2016	$14.134	$16.014	71,987
Invesco V.I. Government Money Market Fund - Series I formerly, Invesco V.I. Money Market Fund - Series I
	2007	$11.304	$11.629	141,851
	2008	$11.629	$11.679	135,380
	2009	$11.679	$11.506	67,297
	2010	$11.506	$11.343	80,818
	2011	$11.343	$11.169	67,514
	2012	$11.169	$10.994	57,472
	2013	$10.994	$10.823	42,148
	2014	$10.823	$10.653	32,677
	2015	$10.653	$10.485	35,826
	2016	$10.485	$10.329	27,241
Invesco V.I. Government Securities Fund - Series I
	2007	$12.662	$13.250	140,146
	2008	$13.250	$14.644	221,935
	2009	$14.644	$14.410	77,038
	2010	$14.410	$14.948	59,334
	2011	$14.948	$15.874	52,462
	2012	$15.874	$16.008	46,228
	2013	$16.008	$15.341	28,901
	2014	$15.341	$15.722	25,369
	2015	$15.722	$15.526	24,395
	2016	$15.526	$15.468	23,351
Invesco V.I. High Yield Fund - Series I
	2007	$10.380	$10.342	67,932
	2008	$10.342	$7.562	43,026
	2009	$7.562	$11.371	42,742
	2010	$11.371	$12.710	32,400
	2011	$12.710	$12.629	25,228
	2012	$12.629	$14.562	29,785
	2013	$14.562	$15.335	20,511
	2014	$15.335	$15.352	17,851
	2015	$15.352	$14.630	15,180
	2016	$14.630	$16.013	14,880

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. International Growth Fund - Series I
	2007	$15.148	$17.100	180,308
	2008	$17.100	$10.033	97,042
	2009	$10.033	$13.353	86,531
	2010	$13.353	$14.832	76,256
	2011	$14.832	$13.613	77,338
	2012	$13.613	$15.477	52,296
	2013	$15.477	$18.128	49,987
	2014	$18.128	$17.899	47,672
	2015	$17.899	$17.202	36,633
	2016	$17.202	$16.853	31,922
Invesco V.I. Large Cap Growth Fund - Series I
	2007	$11.075	$12.603	239,109
	2008	$12.603	$7.654	152,922
	2009	$7.654	$9.491	123,936
	2010	$9.491	$10.952	107,603
	2011	$10.952	$11.875	0
Invesco V.I. Managed Volatility Fund - Series I
	2007	$17.346	$20.593	45,971
	2008	$20.593	$13.709	25,791
	2009	$13.709	$15.505	20,580
	2010	$15.505	$16.220	16,369
	2011	$16.220	$18.589	16,715
	2012	$18.589	$18.953	19,529
	2013	$18.953	$20.659	16,322
	2014	$20.659	$24.513	15,831
	2015	$24.513	$23.604	14,575
	2016	$23.604	$25.697	14,064
Invesco V.I. Mid Cap Core Equity Fund - Series I
	2007	$16.163	$17.424	75,900
	2008	$17.424	$12.257	46,432
	2009	$12.257	$15.706	38,963
	2010	$15.706	$17.638	32,425
	2011	$17.638	$16.252	30,631
	2012	$16.252	$17.745	28,563
	2013	$17.745	$22.496	12,902
	2014	$22.496	$23.120	12,643
	2015	$23.120	$21.837	12,130
	2016	$21.837	$24.378	11,518
Invesco V.I. Mid Cap Growth Fund - Series I
	2012	$10.000	$16.644	24,892
	2013	$16.644	$22.443	25,587
	2014	$22.443	$23.862	22,633
	2015	$23.862	$23.767	17,775
	2016	$23.767	$23.567	15,179
Invesco V.I. Technology Fund - Series I
	2007	$12.115	$12.840	33,313
	2008	$12.840	$7.012	20,192
	2009	$7.012	$10.862	39,055
	2010	$10.862	$12.967	16,053
	2011	$12.967	$12.117	20,991
	2012	$12.117	$13.269	16,812
	2013	$13.269	$16.342	17,010
	2014	$16.342	$17.860	16,633
	2015	$17.860	$18.774	15,709
	2016	$18.774	$18.337	10,366

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Value Opportunities Fund - Series I
	2007	$14.296	$14.285	213,774
	2008	$14.285	$6.780	135,804
	2009	$6.780	$9.875	91,192
	2010	$9.875	$10.433	83,844
	2011	$10.433	$9.955	90,281
	2012	$9.955	$11.531	64,541
	2013	$11.531	$15.178	62,698
	2014	$15.178	$15.926	56,810
	2015	$15.926	$14.042	54,196
	2016	$14.042	$16.354	45,690

*	The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.50% and an administrative expense charge of 0.10%.

Appendix B Market Value Adjustment

The Market Value Adjustment is based on the following:

I	=	the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N	=	the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period.

J	=
the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. “Treasury Rate” means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.

The Market Value Adjustment factor is determined from the following formula:
.9 × (I - J) × N
To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn (in excess of the Free Withdrawal Amount), paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.

B-1

Examples of Market Value Adjustment

Purchase Payment:	$10,000 allocated to a Guarantee Period
Guarantee Period:	5 years
Guaranteed Interest Rate:	4.50%
5 Year Treasury Rate (at the time the Guarantee Period was established):	4.50%
Full Surrender:	End of Contract Year 3
NOTE: These examples assume that premium taxes are not applicable.

Example 1 (Assume Declining Interest Rates)
Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 × (1.045)3 = $11,411.66
Step 2. Calculate the Free Withdrawal Amount:	.15% × $10,000.00 × (1.045)2 = $1,638.04
Step 3. Calculate the Withdrawal Charge:	.06 × ($10,000.00 – $1,638.04) = $501.72
Step 4. Calculate the Market Value Adjustment:	I	=	4.50%
	J	=	4.20%
	N	=	730 DAYS	= 2
365
Market Value Adjustment Factor: .9 × (I – J) × N
	=	.9 × (.045 - .042) × (2) = .0054
Market Value Adjustment = Market Value Adjustment Factor × Amount Subject to Market Value Adjustment:
	=	.0054 × ($11,411.66 - $1,638.04) = $52.78
Step 5. Calculate the amount received by a Contract Owner as a result of full withdrawal at the end of Contract Year 3:		$11,411.66 - $501.72 + $52.78 = $10,962.72

Example 2: (Assumes Rising Interest Rates)
Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 × (1.045)3 = $11,411.66
Step 2. Calculate the Free Withdrawal Amount:	15% × $10,000.00 × (1.045)2 = $1,638.04
Step 3. Calculate the Withdrawal Charge:	.06 × ($10,000.00 – $1,638.04) = $501.72
Step 4. Calculate the Market Value Adjustment:	I	=	4.50%
	J	=	4.80%
	N	=	730 DAYS	= 2
365
Market Value Adjustment Factor: .9 × (I – J) × N
	=	.9 × (.045 - .048) × (2) = –.0054
Market Value Adjustment = Market Value Adjustment Factor × Amount Subject to Market Value Adjustment:
	=	–.0054 × ($11,411.66 - $1,638.04) = –$52.78
Step 5. Calculate the amount received by a Contract Owner as a result of full withdrawal at the end of Contract Year 3:		$11,411.66 - $501.72 - $52.78 = $10,857.16

B-2

AIMPROS

AIM LIFETIME ENHANCED CHOICE(SM) VARIABLE ANNUITY
ALLSTATE LIFE INSURANCE COMPANY
STREET ADDRESS: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142
MAILING ADDRESS: P.O. BOX 80469, LINCOLN, NE 68501-0469
TELEPHONE NUMBER: 1-800-776-6978
PROSPECTUS DATED JANUARY 3, 2005
Allstate Life Insurance Company (“ALLSTATE LIFE”) is offering the AIM Lifetime Enhanced Choice(SM) Variable Annuity, an individual and group flexible premium deferred variable annuity contract (“CONTRACT”). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.
The Contract currently offers 20 investment alternatives (“INVESTMENT ALTERNATIVES”). The investment alternatives include 2 fixed account options (“FIXED ACCOUNT OPTIONS”) and 18 variable sub-accounts (“VARIABLE SUB-ACCOUNTS”) of the Allstate Financial Advisors Separate Account I (“VARIABLE ACCOUNT”). Each Variable Sub-Account invests exclusively in shares of one of the following funds (“FUNDS”) of AIM Variable Insurance Funds (SERIES I SHARES).

AIM V.I. AGGRESSIVE GROWTH FUND	AIM V.I. GOVERNMENT SECURITIES FUND
AIM V.I. BALANCED FUND	AIM V.I. GROWTH FUND
AIM V.I. BASIC VALUE FUND	AIM V.I. HIGH YIELD FUND
AIM V.I. BLUE CHIP FUND	AIM V.I. INTERNATIONAL GROWTH FUND
AIM V.I. CAPITAL APPRECIATION FUND	AIM V.I. MID CAP CORE EQUITY FUND
AIM V.I. CAPITAL DEVELOPMENT FUND	AIM V.I. MONEY MARKET FUND
AIM V.I. CORE EQUITY FUND	AIM V.I. PREMIER EQUITY FUND
AIM V.I. DENT DEMOGRAPHIC TRENDS FUND	AIM V.I. TECHNOLOGY FUND*
AIM V.I. DIVERSIFIED INCOME FUND	AIM V.I. UTILITIES FUND**

*
Effective April 30, 2004, the AIM V.I. New Technology Fund merged into the INVESCO VIF-Technology Fund. Effective October 15, 2004, the Invesco VIF-Technology Fund changed its name to AIM V. I. Technology Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

**
Effective April 30, 2004, the AIM V.I. Global Utilities Fund merged into the INVESCO VIF-Utilities Fund. Effective October 15, 2004, the Invesco VIF-Utilities Fund changed its name to AIM V. I. Utilities Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

IMPORTANT NOTICES
THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR HAS IT PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A FEDERAL CRIME.

THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE CONTRACTS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY. INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

THE CONTRACTS ARE NOT FDIC INSURED.

WE ARE NO LONGER OFFERING THE CONTRACTS FOR SALE.
WE (“Allstate Life”) have filed a Statement of Additional Information, January 3, 2005, with the Securities and Exchange Commission (“SEC”). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 42 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC’s Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC’s Web site.
Each time you make a purchase payment, we will add to your Contract value (“CONTRACT VALUE”) a credit enhancement (“CREDIT ENHANCEMENT”). There are two Credit Enhancement options available under the Contract. Under Credit Enhancement option 1, we will add to your Contract Value a Credit Enhancement equal to 4% of your purchase payments (“CREDIT ENHANCEMENT OPTION 1”). Under Credit Enhancement option 2, we will add to your Contract Value

1 PROSPECTUS

a Credit Enhancement equal to 2% of your purchase payments (“CREDIT ENHANCEMENT OPTION 2”). In addition, under Credit Enhancement Option 2, on every 5th Contract anniversary (“CONTRACT ANNIVERSARY”) during the Accumulation Phase, we will add to your Contract Value a Credit Enhancement equal to 2% of your Contract Value as of such Contract Anniversary. Expenses for this Contract may be higher than a contract without the Credit Enhancement. Over time, the amount of the Credit Enhancement may be more than offset by the fees associated with the Credit Enhancement.

2 PROSPECTUS

3 PROSPECTUS

IMPORTANT TERMS
This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

PAGE
Accumulation Phase	7
Accumulation Unit	12
Accumulation Unit Value	12
Annuitant	10
Automatic Additions Program	11
Automatic Fund Rebalancing Program	17
Beneficiary	10
Cancellation Period	12
*Contract	9
Contract Anniversary	6
Contract Owner (�You�)	9
Contract Value	5
Contract Year	6
Credit Enhancement	11
Death Benefit Anniversary	24
Dollar Cost Averaging Program	17
Due Proof of Death	23
Enhanced Death Benefit Rider	24
Fixed Account Options	14
Free Withdrawal Amount	19
Funds	27
Allstate Life (�We�)	26
Guarantee Periods	14
Income Plan	21
Investment Alternatives	13
Issue Date	7
Market Value Adjustment	15
Payout Phase	7
Payout Start Date	21
Qualified Contract	32
Right to Cancel	12
SEC	35
Settlement Value	23
Systematic Withdrawal Program	21
Treasury Rate	16
Valuation Date	11
Variable Account	26
Variable Sub-Account	13

*
If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to “Contract” in this prospectus include certificates, unless the context requires otherwise. In certain states, the Contract is available only as a group Contract.

4 PROSPECTUS

THE CONTRACT AT A GLANCE
The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS
You can purchase a Contract with as little as $10,000. You can add to your Contract as often and as much as you like, but each payment must be at least $500 ($100 for automatic purchase payments to the variable investment options). You must maintain a minimum account size of $1,000.

CREDIT ENHANCEMENTS
Each time you make a purchase payment, if you choose Credit Enhancement Option 1, we will add to your Contract Value (“ CONTRACT VALUE”) a Credit Enhancement equal to 4% of such purchase payment (If you choose Credit Enhancement Option 2, we will add to your Contract Value a Credit Enhancement of 2% on every 5/TH/ Contract Anniversary during the Accumulation Phase).

RIGHT TO CANCEL
You may cancel your Contract within 20 days of receipt or any longer period as your state may require (“CANCELLATION PERIOD”). Upon cancellation we will return your purchase payments adjusted, to the extent applicable law permits, to reflect the investment experience of any amounts allocated to the Variable Account. If you exercise your Right to Cancel the Contract, the amount we refund to you will not include any Credit Enhancement. See “RIGHT TO CANCEL” for details.

EXPENSES	You will bear the following expenses:

•	Total Variable Account annual fees equal to 1.50% of average daily net assets (1.70% if you select the ENHANCED DEATH BENEFIT RIDER)

•	Annual contract maintenance charge of $35 (with certain exceptions)

•	Withdrawal charges ranging from 0% to 8% of purchase payments withdrawn (with certain exceptions)

•	Transfer fee of $10 after 12th transfer in any CONTRACT YEAR (fee currently waived)

•	State premium tax (if your state imposes one)

In addition, each Fund pays expenses that you will bear indirectly if you invest in a Variable Sub- Account.

INVESTMENT ALTERNATIVES	The Contract offers 20 investment alternatives including:

•	2 Fixed Account Options (which credit interest at rates we guarantee)

•	18 Variable Sub-Accounts investing in Funds offering professional money management by A I M Advisors, Inc.

To find out current rates being paid on the Fixed Account Options, or to find out how the Variable Sub-Accounts have performed, please call us at 1- 800-776-6978.

SPECIAL SERVICES	For your convenience, we offer these special services:

•	AUTOMATIC FUND REBALANCING PROGRAM

•	AUTOMATIC ADDITIONS PROGRAM

•	DOLLAR COST AVERAGING PROGRAM

•	SYSTEMATIC WITHDRAWAL PROGRAM

5 PROSPECTUS

INCOME PAYMENTS	You can choose fixed income payments, variable income payments, or a combination of the two. You can receive your income payments in one of the following ways:

•	life income with guaranteed payments

•	a joint and survivor life income with guaranteed payments

•	guaranteed payments for a specified period (5 to 30 years)

DEATH BENEFITS	If you die before the PAYOUT START DATE, we will pay the death benefit described in the Contract. We also offer an Enhanced Death Benefit Rider.

TRANSFERS	Before the PAYOUT START DATE, you may transfer your Contract Value among the investment alternatives, with certain restrictions. No minimum applies to the amount you transfer.

We do not currently impose a fee upon transfers. However, we reserve the right to charge $10 per transfer after the 12th transfer in each “ Contract Year,” which we measure from the date we issue your contract or a CONTRACT ANNIVERSARY.

WITHDRAWALS
You may withdraw some or all of your Contract Value at any time prior to the date income payments begin, and, under limited circumstances, during the Payout Phase. In general, you must withdraw at least $50 at a time. Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 591/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and MARKET VALUE ADJUSTMENT also may apply.

6 PROSPECTUS

HOW THE CONTRACT WORKS
The Contract basically works in two ways.
First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 20 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the “ ACCUMULATION PHASE” of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the “ ISSUE DATE”) and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in the Fixed Account Options, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Funds.
Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these “INCOME PLANS”) described on page 21. You receive income payments during what we call the “ PAYOUT PHASE” of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Funds. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.
The timeline below illustrates how you might use your Contract.

Issue Date	Accumulation Phase	Payout Start Date	Payout Phase
You buy a Contract	You save for retirement	You elect to receive income payments or receive a lump sum payment	You can receive income payments for a set period	Or you can receive income payments for life
As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner, or if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See “The Contract.” In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner, or if there is none, to your Beneficiary. See “Death Benefits.”
Please call us at 1-800-776-6978 if you have any questions about how the Contract works.

7 PROSPECTUS

EXPENSE TABLE
The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes imposed by the state where you reside. For more information about Variable Account expenses, see “Expenses” below. For more information about Fund expenses, please refer to the accompanying fund prospectus.
CONTRACT OWNER TRANSACTION EXPENSES
Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase Payment Being Withdrawn:	0	1	2	3	4	5	6	7	8
Applicable Charge:	8%	8%	7%	7%	6%	5%	4%	3%	0%
Annual Contract Maintenance Charge	$35.00**
Transfer Fee	$10.00***

*
Each Contract Year, you may withdraw up to 15% of the Contract Value as of the beginning of the Contract Year (15% of the initial purchase payment during the first Contract Year) without incurring a withdrawal charge or Market Value Adjustment. See “Free Withdrawal Amount” for details.

**	We will waive this charge in certain cases. See “Expenses.”
***
Applies solely to the thirteenth and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic fund rebalancing. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF DAILY NET ASSET VALUE DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

	Base Contract	With Enhanced Death Benefit Rider
Mortality and Expense Risk Charge	1.40%	1.60%
Administrative Expense Charge	0.10%	0.10%
Total Variable Account Annual Expense	1.50%	1.70%

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Funds may have agreed to waive their fees and/or reimburse Fund expenses in order to keep the Funds’ expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement.
More detail concerning each Fund’s fees and expenses appears in the prospectus for each Fund.
ANNUAL FUND EXPENSES

	Minimum	Maximum
Total Annual Fund Operating Expenses/(1)/ (expenses that are deducted from Fund assets, which may include management fees, distribution and/or services (12b-1) fees, and other expenses)	0.66%	1.30%

(1)	Expenses are shown as a percentage of Fund average daily net assets (before any waiver or reimbursement) as of December 31, 2003.
EXAMPLE 1
This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses, and Fund fees and expenses. The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

•	invested $10,000 in the Contract for the time periods indicated,

8 PROSPECTUS

•	earned a 5% annual return on your investment, and

•	surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period, and

•	elected the Enhanced Death Benefit Option
The first line of the example assumes that the maximum fees and expenses of any of the Funds are charged. The second line of the example assumes that the minimum fees and expenses of any of the Funds are charged. Your actual expenses may be higher or lower than those shown below.
THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

	1 Year	3 Years	5 Years	10 Years
Costs Based on Maximum Annual Fund Expenses	$1,022	$1,634	$2,182	$3,654
Costs Based on Minimum Annual Fund Expenses	$957	$1,437	$1,858	$3,029
EXAMPLE 2
This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

	1 Year	3 Years	5 Years	10 Years
Costs Based on Maximum Annual Fund Expenses	$342	$1,042	$1,761	$3,654
Costs Based on Minimum Annual Fund Expenses	$277	$847	$1,440	$3,029
PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY FUND EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED. THE ABOVE EXAMPLES ASSUME THE ELECTION OF THE ENHANCED DEATH BENEFIT RIDER WITH A MORTALITY AND EXPENSE RISK CHARGE OF 1.60%, AN ADMINISTRATIVE EXPENSE CHARGE OF 0.10%, AND AN ANNUAL CONTRACT MAINTENANCE CHARGE OF $35. IF THE ENHANCED DEATH BENEFIT HAD NOT BEEN ELECTED, THE EXAMPLE FIGURES SHOWN ABOVE WOULD BE SLIGHTLY LOWER. THE ABOVE EXAMPLES ALSO ASSUME TOTAL ANNUAL FUND EXPENSES LISTED IN THE EXPENSE TABLE WILL CONTINUE THROUGHOUT THE PERIODS SHOWN.
FINANCIAL INFORMATION
To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the “ACCUMULATION UNIT.” Each Variable Sub-Account has a separate value for its Accumulation Units we call “ACCUMULATION UNIT VALUE.” Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.
Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values of each Variable Sub-Account since its inception. To obtain a fuller picture of each Variable Sub-Account’s finances, please refer the the Variable Account’s financial statements contained in the Statement of Additional Information.
The financial statements of Allstate Life and Allstate Financial Advisors Separate Account I, which includes financial information giving effect to the separate account consolidation on a pro forma basis, also appear in the Statement of Additional Information. For a free copy of the Statement of Additional Information, please write or call us at 1-800- 776-6978.
THE CONTRACT

CONTRACT OWNER
The AIM Lifetime Enhanced Choice(SM) Variable Annuity is a contract between you, the Contract Owner, and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

•	the investment alternatives during the Accumulation and Payout Phases,

9 PROSPECTUS

•	the amount and timing of your purchase payments and withdrawals,

•	the programs you want to use to invest or withdraw money,

•	the income payment plan you want to use to receive retirement income,

•	the Annuitant (either yourself or someone else) on whose life the income payments will be based,

•	the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, and

•	any other rights that the Contract provides.
If you die, any surviving Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.
The Contract cannot be jointly owned by both a non-living person and a living person. If the Contract Owner is a Grantor Trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death Benefits section. The maximum age of the oldest Contract Owner cannot exceed age 80 as of the date we receive the completed application to purchase the Contract.
Changing ownership of this contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.
The Contract can also be purchased as an IRA or TSA (also known as 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended (“Code”) may limit or modify your rights and privileges under the Contract.
ANNUITANT
The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. The maximum age of the Annuitant cannot exceed age 80 as of the date we receive the completed application to purchase the Contract. If the Contract Owner is a living person, you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend under an Income Plan, on the Payout Start Date.
If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

•	the youngest Contract Owner if living, otherwise

•	the youngest Beneficiary.
BENEFICIARY
The Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner, subject to the Death of Owner provisions, if the sole surviving Contract Owner dies before the Payout Start Date. (See section titled “Death Benefits”.) If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.
You may name one or more Beneficiaries when you apply for a Contract. You may also name one or more contingent Beneficiaries who will receive any death benefit or guaranteed income benefit if there are no surviving primary Beneficiaries upon the death of the sole surviving Contract Owner. You may change or add Beneficiaries at any time by writing to us unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.
If you did not name a Beneficiary or if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

•	your spouse or, if he or she is no longer alive,

•	your surviving children equally, or if you have no surviving children,

•	your estate.
If more than one Beneficiary survives you, we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.
You may restrict income payments to Beneficiaries by providing us a written request. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.
MODIFICATION OF THE CONTRACT
Only a Allstate Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

10 PROSPECTUS

ASSIGNMENT
No owner has a right to assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign your Contract.
PURCHASES
MINIMUM PURCHASE PAYMENTS
Your initial purchase payment must be at least $10,000. All subsequent purchase payments must be $500 or more. The maximum purchase payment is $2,000,000 without prior approval. We reserve the right to reduce the minimum purchase payment and to change the maximum purchase payment. You may make purchase payments of at least $500 at any time prior to the Payout Start Date.
We reserve the right to reject any application.
AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account Options) by automatically transferring money from your bank account. Please consult with your sales representative for detailed information.
ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.
We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.
We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Lincoln, Nebraska (mailing address P.O. Box 80469, Lincoln, NE 68501-0469; overnight mail: 2940 S. 84th Street, Lincoln, NE 68506-4142).
We use the term “BUSINESS DAY” to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as “ VALUATION DATES.” Our business day closes when the New York Stock Exchange closes, usually 4 p.m. Eastern Time (3 p.m. Central Time). If we receive your purchase payment after 3 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.
CREDIT ENHANCEMENT
There are two Credit Enhancement options available under the Contract. You select one of these options in your application.
OPTION 1: Each time you make a purchase payment, we will add to your Contract Value a Credit Enhancement equal to 4% of the purchase payment.
OPTION 2: Each time you make a purchase payment, we will add to your Contract Value a Credit Enhancement equal to 2% of the purchase payment. In addition, on every 5th Contract Anniversary during the Accumulation Phase, we will add to your Contract Value a Credit Enhancement equal to 2% of your Contract Value as of such Contract Anniversary.

We will allocate any Credit Enhancements to the investment alternatives according to the allocation instructions you have on file with us at the time we receive your purchase payment. We will allocate each Credit Enhancement among the investment alternatives in the same proportions as the corresponding purchase payment (except that any portion of the Credit Enhancement corresponding to the value in any Fixed Account Option will instead be allocated to the Money Market Variable Sub-Account). Thereafter, you may instruct us to allocate these funds to any investment alternative you choose. We do not consider Credit Enhancements to be investments in the Contract for income tax purposes.
We use a portion of the withdrawal charge and mortality and expense risk charge to help recover the cost of providing the Credit Enhancement under the Contract. See “EXPENSES.” Under certain circumstances (such as a period of poor market performance) the cost associated with the Credit Enhancement may exceed the sum of the Credit Enhancement and any related earnings. You should consider this possibility before purchasing the Contract.

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R IGHT TO CANCEL
You may cancel the Contract by returning it to us within the Cancellation Period, which is the 20 day period after you receive the Contract, or such longer period that your state may require. You may return it by delivering it or mailing it to us. If you exercise this “RIGHT TO CANCEL,” the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent state law permits, to reflect investment gain or loss and any applicable charges that occurred from the date of allocation through the date of cancellation. Some states may require us to return a greater amount to you. If your contract is qualified under Code Section 408(b) we will refund the greater of any purchase payment or the Contract Value. The amount we return to you upon exercise of this Right to Cancel will not include any Credit Enhancement or the amount of charges deducted prior to cancellation but will reflect, except in states where we are required to return the amount of your purchase payments, any investment gain or loss associated with your Variable Account purchase payments and with the Credit Enhancement.
CONTRACT VALUE
On the Issue Date, the Contract Value is equal to the initial purchase payment plus the Credit Enhancement. Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account Options.
ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. If you select Credit Enhancement Option 1, we also would credit an additional 40 Accumulation Units of that Variable Sub-Account to your Contract to reflect the 4% Credit Enhancement on your purchase payment (20 additional Units under Option 2, and additional Units every 5th Contract Anniversary if applicable). See “Credit Enhancement.” Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.
ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

•	changes in the share price of the Fund in which the Variable Sub-Account invests, and

•
the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Value, please refer to the Statement of Additional Information.
We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date. We also determine a separate set of Accumulation Unit Values reflecting the cost of the Enhanced Death Benefit Rider described on page 24.
YOU SHOULD REFER TO THE PROSPECTUS FOR THE FUNDS THAT ACCOMPANIES THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH FUND ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

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I N VESTMENT ALTERNATIVES: THE V ARIABLE SUB-ACCOUNTS
You may allocate your purchase payments to up to 18 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Fund. Each Fund has its own investment objective(s) and policies. We briefly describe the Funds below.
For more complete information about each Fund, including expenses and risks associated with the Fund, please refer to the accompanying prospectus for the Fund. You should carefully review the Fund prospectus before allocating amounts to the Variable Sub-Accounts. A I M Advisors, Inc. serves as the investment advisor to each Fund.

SERIES I SHARES:	EACH FUND SEEKS*:	INVESTMENT ADVISOR
AIM V.I. Aggressive Growth Fund**	Long-term growth of capital
AIM V.I. Balanced Fund	As high a total return as possible, consistent with preservation of capital
AIM V.I. Basic Value Fund	Long-term growth of capital
AIM V.I. Blue Chip Fund	Long-term growth of capital with a secondary objective of current income
AIM V.I. Capital Appreciation Fund	Growth of capital
AIM V.I. Capital Development Fund	Long-term growth of capital
AIM V.I. Core Equity Fund	Growth of capital	A I M ADVISORS, INC.
AIM V.I. Dent Demographic Trends Fund***	Long-term growth of capital
AIM V.I. Diversified Income Fund	High level of current income
AIM V.I. Government Securities Fund	High level of current income consistent with reasonable concern for safety of principal
AIM V.I. Growth Fund	Growth of capital
AIM V.I. High Yield Fund	High level of current income
AIM V.I. International Growth Fund	Long-term growth of capital
AIM V.I. Mid Cap Core Equity Fund	Long-term growth of capital
AIM V.I. Money Market Fund	As high a level of current income as is consistent with the preservation of capital and liquidity
AIM V.I. Premier Equity Fund	Long-term growth of capital with income as a secondary objective
AIM V.I. Technology Fund****	Seeks capital growth
AIM V.I. Utilities Fund*****	Seeks capital growth and current income

*	A Fund’s investment objective(s) may be changed by the Fund’s Board of Trustees without shareholder approval.
**
Due to the sometime limited availability of common stocks of small-cap companies that meet the investment criteria for AIM V.I. Aggressive Growth Fund, the Fund may periodically suspend or limit the offering of its Shares and it will be closed to new participants when Fund assets reach $200 million. During closed periods, the Fund will accept additional investments from existing Contract Owners.

***	The AIM V.I. Dent Demographic Trends Fund is sub-advised by H.S. Dent Advisors, Inc.
****
Effective April 30, 2004, the AIM V.I. New Technology Fund merged into the INVESCO VIF-Technology Fund. Effective October 15, 2004, the INVESCO VIF-Technology Fund changed its name to AIM V.I. Technology Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

*****
Effective April 30, 2004, the AIM V.I. Global Utilities Fund merged into the INVESCO VIF-Utilities Fund. Effective October 15, 2004, the INVESCO VIF-Utilities Fund changed its name to AIM V.I. Utilities Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE FUNDS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST.

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YOU BEAR THE INVESTMENT RISK THAT THE FUNDS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE FUNDS ARE NOT DEPOSITS, OBLIGATIONS OF, GUARANTEED, ENDORSED BY ANY BANK, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.
INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS
You may allocate all or a portion of your purchase payments to the Fixed Account. You may choose from among 2 Fixed Account Options including a DOLLAR COST AVERAGING OPTION and the option to invest in one or more GUARANTEE PERIODS.
The Fixed Account Options may not be available in all states. Please consult with your sales representative for current information. The Fixed Account supports our insurance and annuity obligations. Amounts allocated to the Fixed Account become part of the general assets of Allstate Life. Allstate Life invests the assets of the general account in accordance with applicable laws governing the investment of insurance company general accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.
DOLLAR COST AVERAGING OPTION
You may establish a Dollar Cost Averaging Program, as described on page 17, by allocating purchase payments to the Fixed Account for 9 months (“9 Month Dollar Cost Averaging Option”). Your purchase payments and related Credit Enhancement will earn interest at the current rates in effect for this Option at the time of allocation. Rates may differ from those available for the Guarantee Periods described below.
You must transfer all of your money out of the 9 Month Dollar Cost Averaging Option to other investment alternatives in equal monthly installments beginning within 30 days of allocation. At the end of the 9 month period, we will transfer any remaining nominal amounts in the 9 Month Dollar Cost Averaging Account to the Money Market Variable Sub-Account. Transfers out of the 9 Month Dollar Cost Averaging Option do not count towards the 12 transfers you can make without paying a transfer fee.
If we do not receive allocation instructions from you within one month of the date of the payment, the payment plus associated interest will be transferred to the Money Market Variable Sub-Account in equal monthly installments using the longest transfer period being offered at the time the Purchase Payment is made.
You may not transfer funds from other investment alternatives to the 9 Month Dollar Cost Averaging Option.
The 9 Month Dollar Cost Averaging Option may not be available in your state.
GUARANTEE PERIODS
Each purchase payment and related Credit Enhancement or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.
You select a Guarantee Period for each purchase or transfer. If you do not select a Guarantee Period, we will assign the same period(s) you selected for your most recent purchase payment.
We reserve the right to limit the number of additional purchase payments that you may allocate to this Option.
Each Purchase Payment or transfer allocated to a Guarantee Period must be at least $500.
INTEREST RATES
We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.
We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER

PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your sales representative or our Customer Support Unit at 1-800-776-6978. The interest rates we credit will never be less than the minimum guaranteed rate stated in the Contract.

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HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.
The following example illustrates how a purchase payment allocated to this Option would grow, given an assumed Guarantee Period and annual interest rate:

Purchase Payment plus Credit Enhancement	$10,000
Guarantee Period	5 years
Annual Interest Rate	4.50%

	YEAR 1	YEAR 2	YEAR 3	YEAR 4	YEAR 5
Beginning Contract Value	$10,000.00
X (1 + Annual Interest Rate)	X 1.045
	$10,450.00
Contract Value at end of Contract Year		$10,450.00
X (1 + Annual Interest Rate)		X 1.045
		$10,920.25
Contract Value at end of Contract Year			$10,920.25
X (1 + Annual Interest Rate)			X 1.045
			$11,411.66
Contract Value at end of Contract Year				$11,411.66
X (1 + Annual Interest Rate)				X 1.045
				$11,925.19
Contract Value at end of Contract Year					$11,925.19
X (1 + Annual Interest Rate)					X 1.045
					$12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)
This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict either current or future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above, but will never be less than the guaranteed minimum rate stated in the Contract, if any.
RENEWALS. Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:
1) Take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expired Guarantee Period, if applicable. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or
2) Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or
3) Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts of the Variable Account. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4) Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.
MARKET VALUE ADJUSTMENT. All withdrawals in excess of the Free Withdrawal Amount, and transfers from a Guarantee Period, other than those taken during the 30 day period after a Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also will apply when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless applied during the 30 day period after such Guarantee Period expires). A Market Value Adjustment may apply in the calculation of the Settlement Value described below in the “Death Benefit Amount” section below. We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

15 PROSPECTUS

•	within the Free Withdrawal Amount as described on page 19,

•	to satisfy IRS minimum distribution rules for the Contract, or

•	when exercising the confinement, unemployment or terminal illness waivers.
We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the Guarantee Period when you remove your money. “ TREASURY RATE” means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.
The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.
Generally, if the original Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate, then the Market Value Adjustment will result in a higher amount payable to you, transferred, or applied to an Income Plan. Conversely, if the Treasury Rate at the time we established the Guarantee Period is lower than the applicable current Treasury Rate, then the Market Value Adjustment will result in a lower amount payable to you, transferred, or applied to an Income Plan.
For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 5 year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 5 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.
The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.
INVESTMENT ALTERNATIVES: TRANSFERS
TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. Transfers are not permitted into the 9 Month Dollar Cost Averaging Option. You may request transfers in writing on a form that we provide or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $500. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Fund on the same day as one transfer.
We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account Options for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.
If you transfer an amount from a Guarantee Period other than during the 30 day period after a Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.
We reserve the right to waive any transfer restrictions.
TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the

Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any of your fixed income payments into variable income payments. You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

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TELEPHONE TRANSFERS
You may make transfers by telephone by calling 1-800-776-6978. The cut off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.
We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.
We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.
MARKET TIMING & EXCESSIVE TRADING
The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Fund and raise its expenses, which can impair Fund performance. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.
We seek to detect market timing or excessive trading activity by reviewing trading activities. Funds also may report suspected market-timing or excessive trading activity to us. If we identify a pattern of market-timing or excessive trading activity, we will make further inquiry and may, depending on the circumstances, impose trading limitations as described below under “Trading Limitations” consistent with applicable law and the Contract. Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances. We will apply these limitations on a uniform basis to all Contract Owners we determine have engaged in market timing or excessive trading.
While we seek to deter market timing and excessive trading in Variable Sub-Accounts, not all market timing or excessive trading is identifiable or preventable. Therefore, we cannot guarantee that we can prevent such trading activity in all cases or before it occurs.
TRADING LIMITATIONS
We reserve the right to limit transfers among the investment alternatives in any Contract year, or to refuse any transfer request, if:

•
we believe, in our sole discretion, that certain trading practices, such as excessive trading or market timing (“Prohibited Trading Practices”), by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Fund or otherwise would be to the disadvantage of other Contract Owners; or

•
we are informed by one or more of the Funds that they intend to restrict the purchase, exchange, or redemption of Fund shares because of Prohibited Trading Practices or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Fund shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.
DOLLAR COST AVERAGING PROGRAM
You may make transfers automatically through dollar cost averaging prior to the Payout Start Date. There are three different ways to use the Dollar Cost Averaging Program:
1. You may allocate purchase payments to the Fixed Account Options for the specific purpose of dollar cost averaging.
2. You may dollar cost average out of any Variable Sub-Account into any other Variable Sub-Account(s).

3. You may transfer interest credited from a Guarantee Period(s) to any Variable Sub-Account without application of a Market Value Adjustment.
We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.
The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.
AUTOMATIC FUND REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Fund Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

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We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your written or telephone request. We are not responsible for rebalancing that occurs prior to receipt of proper notice of your request.
Example:
Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. Diversified Income Variable Sub-Account and 60% to be in the AIM V.I. Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Diversified Income Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Diversified Income Variable Sub-Account and use the money to buy more units in the AIM V.I. Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.
The Automatic Fund Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.
Fund rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.
EXPENSES
As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.
CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $35 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. During the Payout Phase, we will deduct the charge proportionately from each income payment.
The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments, keeping records, processing death claims, cash withdrawals, and policy changes, maintaining proxy statements, calculating Accumulation Unit Values and income payments, and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

•	total purchase payments equal $50,000 or more, or

•	all money is allocated to the Fixed Account Options, as of the Contract Anniversary.
After the Payout Start Date, we will waive this charge if,

•	as of the Payout Start Date, the Contract Value is $50,000 or more, or

•	all income payments are fixed amount income payments.
If you surrender your Contract, we will deduct a full contract maintenance charge, unless your Contract qualifies for a waiver.
MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily at an annual rate of 1.40% of the average daily net assets you have invested in the Variable Sub-Accounts (1.60% if you select the Enhanced Death Benefit Rider). The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract and the cost of the Credit Enhancement. We expect to make a profit from this fee. However, if the charges under the Contract are not sufficient, then

Allstate Life will bear the loss. We charge additional amounts for the Enhanced Death Benefit Rider to compensate us for the additional risk that we accept by providing the rider.
(See page 24.)
We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.
ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance

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charge. No necessary relationship exists between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributable to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.
TRANSFER FEE
We reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Fund Rebalancing Program.
WITHDRAWAL CHARGE
We may assess a withdrawal charge of up to 8% of the purchase payment(s) you withdraw. The charge declines to 0% after 8 complete years from the date we received the purchase payment being withdrawn. A schedule showing how the charge declines appears on page 8, above. During each Contract Year, you can withdraw up to 15% of the Contract Value as of the beginning of that Contract Year (15% of the initial purchase payment during the first Contract Year) without paying the charge. Unused portions of this 15% “ FREE WITHDRAWAL AMOUNT” are not carried forward to future Contract Years. Credit Enhancements are not considered purchase payments when determining the Free Withdrawal Amount in the first year of the Contract. See “Contract” for details.
We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, earnings are considered to come out first, which means you pay taxes on the earnings portion of your withdrawal.
If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.
We do not apply a withdrawal charge in the following situations:

•	on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

•	the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

•	withdrawals taken to satisfy IRS minimum distribution rules for the Contract; or

•	withdrawals that qualify for one of the waivers described below.
We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts and to help defray the cost of the Credit Enhancement. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, or the cost of the Credit Enhancement, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.
Withdrawals also may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisors regarding any withdrawals.
CONFINEMENT WAIVER. We will waive the withdrawal charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if the following conditions are satisfied:
1. you, or the Annuitant if the Contract is owned by a non-living person, are first confined to a long term care facility or a hospital (as defined in the Contract) for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after Issue Date;
2. we receive your request for the withdrawal and due proof (as defined in the Contract) of the stay no later than 90 days following the end of your or the Annuitant’s stay at the long term care facility or hospital; and

3. a physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).
You may not claim this benefit if you, the Annuitant, or a member of your or the Annuitant’s immediate family (as defined in the Contract), is the physician prescribing your or the Annuitant’s stay in a long term care facility.
TERMINAL ILLNESS WAIVER. We will waive the withdrawal charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if:
1. you (or the Annuitant if the Contract Owner is not a living person) are first diagnosed by a physician (we may require a second or third opinion) with a terminal illness (as defined in the Contract) at least 30 days after the Issue Date; and
2. you claim this benefit and deliver adequate proof of diagnosis to us.
UNEMPLOYMENT WAIVER. We will waive the withdrawal charge and any Market Value Adjustment on one partial or a full withdrawal taken prior to the Payout Start Date under your Contract, if you meet the following requirements:
1. you or the Annuitant become unemployed at least one year after the Issue Date;
2. you or the Annuitant have been granted unemployment compensation (as defined in the Contract) for at least 30 consecutive days as a result of that unemployment and we receive due proof thereof (as defined in the Contract) prior to or at the time of the withdrawal request; and

19 PROSPECTUS

3. you or the Annuitant exercise this benefit within 180 days of your or the Annuitant’s initial receipt of unemployment compensation.
You may exercise this benefit once during the life of your Contract. This waiver applies upon the unemployment of the Annuitant only if the Contract Owner is not a living person.
Please refer to your Contract for more detailed information about the terms and conditions of these waivers.
The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not need to pay our withdrawal charge because of these waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.
PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death. We may discontinue this practice sometime in the future and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.
At the Payout Start Date, if applicable, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract value in the investment alternative bears to the total Contract Value.
DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES
We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Statement of Additional Information.
OTHER EXPENSES
Each Fund deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Fund whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Funds. For a summary of current estimates of those charges and expenses, see pages 8-9.
We may receive compensation from A I M Advisors, Inc., for administrative services we provide to the Funds.
ACCESS TO YOUR MONEY
You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See “Income Plans” on page 21.
The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.
You can withdraw money from the Variable Account or the Fixed Account Options. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.
You must name the investment alternative from which you are taking the withdrawal. If none are named, then we will withdraw the amount proportionately from the investment portfolios in which you are invested.
In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub- Account.

If you request a total withdrawal, you must return your Contract to us. We also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract.
Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

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POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:
1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;
2. An emergency exists as defined by the SEC; or
3. The SEC permits delay for your protection.
In addition, we may delay payments or transfers from the Fixed Account Options for up to 6 months or shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law.
Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.
SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging or Automatic Fund Rebalancing Programs.
Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal. Withdrawal charges may also apply.
We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.
MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce the Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we would inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make additional purchase payment to restore your Contract’s value to the contractual minimum of $1,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and taxes.
INCOME PAYMENTS
PAYOUT START DATE
You select the Payout Start Date in your application, which must be at least 30 days after the Issue Date. The Payout Start Date is the day that we apply your Contract Value adjusted by any Market Value Adjustment and less any applicable taxes to an Income Plan. The Payout Start Date must be no later than the Annuitant’s 90th birthday, or the 10th Contract Anniversary, if later.
You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.
INCOME PLANS
An “Income Plan” is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.
Three Income Plans are available under the Contract. Each is available to provide:

•	fixed income payments;

•	variable income payments; or

•	a combination of the two.
A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the “basis”. Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.
The three Income Plans are:
INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

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INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.
INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant’s life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets which support the variable income payments supporting this plan even though we do not bear any mortality risk.
The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.
If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment.
Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.
Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to complete such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. We also assess applicable premium taxes at the Payout Start Date from the Contract Value.
We may make other Income Plans available. You may obtain information about them by writing or calling us.
You may apply all or part of your Contract Value to an Income Plan. You must apply at least the Contract Value in the Fixed Account Options on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account Option balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account Options to fixed income payments.
We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

•	pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

•	reduce the frequency of your payments so that each payment will be at least $20.
VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Funds and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.
In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments. We reserve the right to make other assumed investment rates available under this Contract.

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FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. We calculate the fixed income payments by:
1. adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;
2. deducting any applicable premium tax; and
3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.
We may defer making fixed income payments for a period of up to 6 months or such shorter times as state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.
CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.
D EATH BENEFITS
We will pay a death benefit if, prior to the Payout Start Date:
1. any Contract Owner dies or,
2. the Annuitant dies, if the Contract is owned by a company or other non-living Owner.
We will pay the death benefit to the new Contract Owner who is determined immediately after the death. The new Contract Owner would be a surviving Contract Owner or, if none, the Beneficiary(ies). In the case of the death of an Annuitant, we will pay the death benefit to the current Contract Owner.
A request for payment of the death benefit must include DUE PROOF OF DEATH. We will accept the following documentation as “Due Proof of Death”:

•	a certified copy of a death certificate,

•	a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

•	other documentation as we may accept in our sole discretion.
DEATH PROCEEDS If we receive a complete request for settlement of the Death Proceeds within 180 days of the date of the death of any Contract Owner, or the death of the Annuitant, if the Contract is owned by a non-living owner, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Settlement Value.
We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit as described below. This right applies only to the amount payable as Death Proceeds and in no way restricts when a claim may be filed.
If we do not receive a complete request for settlement of the Death Proceeds within 180 days of the date of death, the Death Proceeds are equal to the greater of:

1) the Contract Value as of the date we determine the Death Proceeds; or
2) the Settlement Value as of the date we determine the Death Proceeds.
DEATH BENEFIT AMOUNT
Prior to the Payout Start Date, if we receive a complete request for payment of the death benefit within 180 days of the date of death, the death benefit is equal to the greatest of:
1. the Contract Value as of the date we determine the death benefit, or
2. the Settlement Value (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit, or
3. the sum of all purchase payments, reduced by a withdrawal adjustment, as defined below, or
4. the greatest of the Contract Values on each Death Benefit Anniversary prior to the date we determine the death benefit, increased by purchase payments made since that Death Benefit Anniversary and reduced by a withdrawal adjustment, as defined below.
In calculating the Settlement Value, the amount in each individual Guarantee Period may be subject to a Market Value Adjustment. A Market Value Adjustment will apply to amounts in a Guarantee Period, unless we calculate the Settlement Value during the 30-day period after the expiration of the Guarantee Period. Also, the Settlement Value will reflect deduction of any applicable withdrawal charges, contract maintenance charges, and premium taxes.

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A “Death Benefit Anniversary” is every eighth Contract Anniversary during the Accumulation Phase. For example, the 8th, 16th, and 24th Contract Anniversaries are the first three Death Benefit Anniversaries.
The “withdrawal adjustment” is equal to (a) divided by (b), with the result multiplied by (c), where:
(a) is the withdrawal amount;
(b) is the Contract Value immediately prior to the withdrawal; and
(c) is the value of the applicable death benefit alternative immediately prior to the withdrawal.
If we do not receive a complete request for payment of the death benefit within 180 days of the date of death, the death benefit is equal to the greater of:
1. the Contract Value as of the date we determine the death benefit, or
2. the Settlement Value.
We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the Death Proceeds will equal the death benefit as described above. This right applies only to the amount payable as Death Proceeds and, in no way restricts, when a claim may be filed.
A Market Value Adjustment, if any, made upon payment of a death benefit would be positive.
We will determine the value of the death benefit as of the end of the Valuation Date on which we receive a complete request for payment of the death benefit. If we receive a request after 3 p.m. Central Time on a Valuation Date, we will process the request as of the end of the following Valuation Date.
Where there are multiple beneficiaries, we will only value the death benefit at the time the first beneficiary submits the necessary documentation in good order. Any death benefit amounts attributable to any beneficiary which remain in the investment divisions are subject to investment risk.
ENHANCED DEATH BENEFIT RIDER
If the Contract Owner is a living individual, the enhanced death benefit applies only for the death of the Contract Owner. If the Contract Owner is not a living individual, the enhanced death benefit applies only for the death of the Annuitant. For Contracts with the Enhanced Death Benefit Rider, the death benefit will be the greatest of (1) through (4) above, or (5) the Enhanced Death Benefit, unless a complete request for payment of the death benefit is not received within 180 days of the date of death, then the death benefit is equal to the greater of:
1) the Contract Value as of the date we determine the death benefit, or
2) the Settlement Value.
The Enhanced Death Benefit is equal to the greater of Enhanced Death Benefit A or Enhanced Death Benefit B. Enhanced Death Benefit B may not be available in all states.
If the oldest Contract Owner and Annuitant is less than or equal to age 80 as of the date we receive the completed application, the Enhanced Death Benefit Rider is an optional benefit that you may elect.
The enhanced death benefit will never be greater than the maximum death benefit allowed by any nonforfeiture laws which govern the Contract.
ENHANCED DEATH BENEFIT A. The Enhanced Death Benefit A on the Issue Date is equal to the initial purchase payment. On each Contract Anniversary, we will recalculate your Enhanced Death Benefit A to equal the greater of your Contract Value on that date, or the most recently calculated Enhanced Death Benefit A. We also will recalculate your Enhanced Death Benefit A whenever you make an additional purchase payment or a partial withdrawal. Additional purchase payments will increase the Enhanced Death Benefit A dollar-for-dollar. Withdrawals will reduce the Enhanced Death Benefit A by an amount equal to a withdrawal adjustment computed in the manner described above under “Death Benefit Amount.”

In the absence of any withdrawals or purchase payments, the Enhanced Death Benefit A will be the greatest of all Contract Anniversary Contract Values on or before the date we calculate the death benefit.
We will calculate Anniversary Values for each Contract Anniversary prior to the oldest Contract Owner’s or, if the Contract Owner is not a living person, the oldest Annuitant’s 85th birthday. After age 85, we will recalculate the Enhanced Death Benefit A only for purchase payments and withdrawals.
ENHANCED DEATH BENEFIT B. The Enhanced Death Benefit B is equal to total purchase payments made reduced by a withdrawal adjustment computed in the manner described above under “Death Benefit Amount.” Each purchase payment and each withdrawal adjustment will accumulate daily at a rate equivalent to 5% per year until the earlier of the date

•	we determine the death benefit, or

•	the first day of the month following the oldest Contract Owner’s or, if the Contract Owner is not a living person, the oldest Annuitant’s 85th birthday.
DEATH BENEFIT PAYMENTS
If the New Owner is your spouse, the New Owner may:
1. elect to receive the Death Proceeds in a lump sum, or

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2. elect to apply the Death Proceeds to an Income Plan. Payments from the Income Plan must begin within 1 year of the date of death and must be payable throughout:

•	the life of the New Owner;

•	for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the New Owner; or

•	over the life of the New Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the New Owner.
If your spouse does not elect one of the options above, the contract will continue in the Accumulation Phase as if the death had not occurred. If the contract is continued in the Accumulation Phase, the following restrictions apply:
On the date the Contract is continued, the Contract Value will equal the amount of the Death Proceeds as determined as of the Valuation Date on which we received the completed request for settlement of Death Proceeds (the next Valuation Date, if we receive the completed request for settlement of Death Proceeds after 3 p.m. Central Time). Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-accounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Money Market Variable Sub-account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:
(i) transfer all or a portion of the excess among the Variable Sub-accounts;
(ii) transfer all or a portion of the excess into the Guarantee Maturity Fixed Account and begin a new Guarantee Period; or
(iii) transfer all or a portion of the excess into a combination of Variable Sub-accounts and the Guarantee Maturity Fixed Account.
Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in your Contract.
The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge.
Only one spousal continuation is allowed under this Contract.
If the New Owner is not your spouse but is a living person, the New Owner may:
1. elect to receive the Death Proceeds in a lump sum, or
2. elect to apply the death benefit to an Income Plan. Payments from the Income Plan must begin within 1 year of the date of death and must be payable throughout:

•	the life of the New Owner;

•	for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the New Owner;

•	over the life of the New Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the New Owner.
If the New Owner does not elect one of the options above, then the New Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the Death Proceeds as determined as of the Valuation Date on which we received the completed request for settlement of Death Proceeds (the next Valuation Date, if we receive the completed request for settlement of Death Proceeds after 3:00 p.m. Central Time). Unless otherwise instructed by the New Owner, the excess, if any, of the Death Proceeds over the

Contract Value will be allocated to the Money Market Variable Sub-Account. The New Owner may exercise all rights as set forth in the Transfers section during this 5 year period.
No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.
If the New Owner dies prior to the receiving all of the Contract Value, then the New Owner’s named beneficiary(ies) will receive the greater of the Settlement Value or the remaining Contract Value. This amount must be received as a lump sum within 5 years of the date of the original Owner’s death.
We reserve the right to offer additional options upon Death of Owner.
If the New Owner is corporation, trust, or other non-living person:
(a) The New Owner may elect to receive the death benefit in a lump sum; or
(b) If the New Owner does not elect the option above, then the New Owner must receive the Contract Value payable within 5 years of your date of death. On the date we receive the complete request for settlement of the death benefit, the Contract Value under this option will be the Death Proceeds. Unless otherwise instructed by the New Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Variable Sub-Account. The New Owner may exercise all rights as set forth in the Transfers provision during this 5 year period.

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No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.
We reserve the right to offer additional options upon Death of Owner.
If any New Owner is a non-living person, all New Owners will be considered to be non-living persons for the above purposes.
Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the New Owner from the date of your death to the date on which the Death Proceeds are paid. We reserve the right to waive the 180 day limit on a non-discriminatory basis.
DEATH OF ANNUITANT
If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date and the Contract Owner is a living person, then the Contract Owner may choose to continue this Contract as if the death has not occured or if we receive Due Proof of Death then the Contract Owner may choose to receive the death proceeds in a lump sum or apply the death proceeds to an Income Plan which must begin within one year of the date of death.
If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date and the Contract Owner is a non-living person, the following apply:
(a) The Contract Owner may elect to receive the Death Proceeds in a lump sum; or
(b) If the Contract Owner does not elect the above option, then the Owner must receive the contact value payable within 5 years of the Annuitant’s date of death. On the date we receive the complete request for settlement of the death benefit, the contract value under this option will be the Death Proceeds. Unless otherwise instructed by the Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Variable Sub-Account. The Contract Owner may then exercise all rights as set forth in the Transfers section during this 5 year period.
No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.
We reserve the right to offer additional options upon Death of Annuitant.
MORE INFORMATION
ALLSTATE LIFE
Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the state of Illinois. Prior to January 1, 2005, Glenbrook Life and Annuity Company (“Glenbrook”) issued the Contract. Effective January 1, 2005, Glenbrook merged with Allstate Life (“Merger”). On the date of the Merger, Allstate Life acquired from Glenbrook all of the Glenbrook’s assets and became directly liable for Glenbrook’s liabilities and obligations with respect to all contracts issued by Glenbrook.
Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the state of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.
Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the state of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois 60062.
THE VARIABLE ACCOUNT
Allstate Life established the Allstate Financial Advisors Separate Account I in 1999. The Contracts were previously issued through the Glenbrook Life and Annuity Company Separate Account A. Effective January 1, 2005, Glenbrook Life Multi-Manager Variable Account and Glenbrook Life and Annuity Company Separate Account A combined with Allstate Financial Advisors Separate Account I and consolidated duplicative Variable Sub-Accounts that invest in the same Funds (the “Consolidation”). The Accumulation Unit Values for the Variable Sub-

Accounts in which you invest did not change as a result of the Consolidation, and your Contract Value immediately after the Consolidation was the same as the value immediately before the Consolidation. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate Life.
We own the assets of the Variable Account. The Variable Account is a segregated asset account under Illinois insurance law. That means we account for the Variable Account’s income, gains, and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate Life.

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The Variable Account consists of multiple Variable Sub-Accounts, each of which are available under the Contract. We may add new Variable Sub-Accounts, or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Funds. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.
THE FUNDS
DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Funds in shares of the distributing Funds at their net asset value.
VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Funds held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Funds that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.
As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee’s number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Sub-account by the net asset value per share of the corresponding eligible Fund. The votes decrease as income payments are made and as the reserves for the Contract decrease.
We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast. We reserve the right to vote Fund shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.
CHANGES IN FUNDS. If the shares of any of the Funds are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Fund and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the 1940 Act. We also may add new Variable Sub-Accounts that invest in additional underlying mutual funds. We will notify you in advance of any change.
CONFLICTS OF INTEREST. The Funds sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Fund. The board of trustees of the Funds monitors for possible conflicts among separate accounts buying shares of the Funds. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, the Funds’ board of trustees may require a separate account to withdraw its participation in a Fund. A Fund’s net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.
THE CONTRACT
DISTRIBUTION. ALFS, Inc. (“ALFS”), located at 3100 Sanders Road, Northbrook, Illinois 60062-7154, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended (“Exchange Act”), and is a member of the NASD.
We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8.5% of all purchase payments (on a present value basis).
These commissions are intended to cover distribution expenses. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed 1.20%, on an annual basis, of the Contract Values considered in connection with the bonus. Sale of the Contracts may also count toward incentive program awards for the registered representative. In some states, Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

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Allstate Life does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract Owners arising out of services rendered or Contracts issued.
ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

•	issuance of the Contracts;

•	maintenance of Contract Owner records;

•	Contract Owner services;

•	calculation of unit values;

•	maintenance of the Variable Account; and

•	preparation of Contract Owner reports.
We will send you Contract statements at least annually. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we reserve the right to make the adjustment as of the date that we receive notice of the potential error.
We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.
NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN
If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.
LEGAL MATTERS
All matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate Life’s right to issue such Contracts under state insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate Life.

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TAXES
THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE LIFE MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.
Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.
TAXATION OF ALLSTATE LIFE INSURANCE COMPANY
Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate Life, and its operations form a part of Allstate Life, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate Life believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate Life does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate Life does not intend to make provisions for any such taxes. If Allstate Life is taxed on investment income or capital gains of the Variable Account, then Allstate Life may impose a charge against the Variable Account in order to make provision for such taxes.
TAXATION OF VARIABLE ANNUITIES IN GENERAL
TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

•	the Contract Owner is a natural person,

•	the investments of the Variable Account are “adequately diversified” according to Treasury Department regulations, and

•	Allstate Life is considered the owner of the Variable Account assets for federal income tax purposes.
NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.
EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.
GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment; or 2) payment deferred up to five years from date of death.
DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be “adequately diversified” consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year.

Although Allstate Life does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.
OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance

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concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.
Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate Life does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.
TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.
TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.
WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.
DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

•
if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner’s death;

•
if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner’s death. These requirements are satisfied if any portion of the Contract Owner’s interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner’s death. If the Contract Owner’s designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

•
if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

•	if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

•	if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.
PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract.

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The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made as a result of the Contract Owner’s death or becoming totally disabled,

•	made in substantially equal periodic payments over the Contract Owner’s life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

•	made under an immediate annuity, or

•	attributable to investment in the Contract before August 14, 1982.
You should consult a competent tax advisor to determine how these exceptions may apply to your situation.
SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner’s attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.
TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.
PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different.
TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.
AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.
INCOME TAX WITHHOLDING
Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.
Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.
Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.
Generally, Section 1441 of the Code provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien’s country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number (“ITIN”). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

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TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as investments as:

•	Individual Retirement Annuities (IRAs) under Section 408(b) of the Code;

•	Roth IRAs under Section 408A of the Code;

•	Simplified Employee Pension (SEP IRA) under Section 408(k) of the Code;

•	Savings Incentive Match Plans for Employees (SIMPLE IRA) under Section 408(p) of the Code; and

•	Tax Sheltered Annuities under Section 403(b) of the Code.
Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements.
The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent’s IRA, TSA, or employer sponsored retirement plan under which the decedent’s surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent’s IRA, TSA, or employer sponsored retirement plan.
In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.
TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.
“Qualified distributions” from Roth IRAs are not included in gross income. “Qualified distributions” are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made to a beneficiary after the Contract Owner’s death,

•	attributable to the Contract Owner being disabled, or

•	made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).
“Nonqualified distributions” from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.
REQUIRED MINIMUM DISTRIBUTIONS. Generally, IRAs (excluding Roth IRAs) and TSAs require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the

Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.
THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.
It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.
Allstate Life reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.
PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

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•	made on or after the date the Contract Owner attains age 59 1/2,

•	made as a result of the Contract Owner’s death or total disability,

•	made in substantially equal periodic payments over the Contract Owner’s life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

•	made after separation from service after age 55 (does not apply to IRAs),

•	made pursuant to an IRS levy,

•	made for certain medical expenses,

•	made to pay for health insurance premiums while unemployed (applies only for IRAs),

•	made for qualified higher education expenses (applies only for IRAs), and

•	made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).
During the first 2 years of the individual’s participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.
You should consult a competent tax advisor to determine how these exceptions may apply to your situation.
SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer’s attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.
INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered “eligible rollover distributions.” The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all “eligible rollover distributions” unless you elect to make a “direct rollover” of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from employer sponsored retirement plans, including TSAs but excluding IRAs, with the exception of:

•	required minimum distributions, or,

•	a series of substantially equal periodic payments made over a period of at least 10 years, or,

•	a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

•	hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.
Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.
Generally, Section 1441 of the Code provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien’s country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number (“ITIN”). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.
INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be “rolled over” on a tax-deferred basis into an Individual Retirement Annuity.
ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity.

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Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.
Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or “rolled over” to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.
ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL IRAS).
Internal Revenue Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.
Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant’s surviving spouse as the new Annuitant, if the following conditions are met:
1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the annuity contract;
2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;
3) We receive a complete request for settlement for the death of the Annuitant; and
4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:
(a) The Annuitant’s surviving spouse is the sole beneficiary of the Individual Retirement Account;
(b) The Annuitant’s surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and
(c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse’s election.
SIMPLIFIED EMPLOYEE PENSION IRA. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.
SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Section 408(p) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.
TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.
TAX SHELTERED ANNUITIES. Section 403(b) of the Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

•	attains age 59 1/2,

•	severs employment,

•	dies,

•	becomes disabled, or

•	incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).
These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept Employee Retirement Income Security Act of 1974 (ERISA) funds in 403(b) contracts.

34 PROSPECTUS

ANNUAL REPORTS AND OTHER DOCUMENTS
Allstate Life’s annual report on Form 10-K for the year ended December 31, 2003 and its Form 10-Q reports for the quarters ended March 31, 2004, June 30, 2004, and September 30, 2004 are incorporated herein by reference which means that they are legally a part of this prospectus.
After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.
Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.
We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC’s “EDGAR” system using the identifying number CIK No. 0000352736. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC’s Public Reference Room, call 1-800-SEC-0330.
If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at P.O. Box 80469, Lincoln, NE 68501-0469 (telephone: 1-800-776-6978).

35 PROSPECTUS

APPENDIX A ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITHOUT THE ENHANCED DEATH BENEFIT OPTION)

For the period beginning January 1 and ending December 31,****	2000	2001	2002	2003	2004
AIM V.I. AGGRESSIVE GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$9.060	$6.606	$5.032	$6.280
Accumulation Unit Value, End of Period	$9.060	$6.606	$5.032	$6.280	$6.163
Number of Units Outstanding, End of Period	389,663	551,768	457,201	386,248	319,357
AIM V.I. BALANCED SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$9.649	$8.429	$6.883	$7.890
Accumulation Unit Value, End of Period	$9.649	$8.429	$6.883	$7.890	$7.841
Number of Units Outstanding, End of Period	151,194	571,674	471,144	430,725	445,630
AIM V.I. BASIC VALUE SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	—	$10.000	$11.198	$8.589	$11.306
Accumulation Unit Value, End of Period	—	$11.198	$8.589	$11.306	$11.190
Number of Units Outstanding, End of Period	—	133,916	183,666	221,800	258,802
AIM V.I. BLUE CHIP SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$8.662	$6.769	$4.924	$6.070
Accumulation Unit Value, End of Period	$8.662	$6.769	$4.924	$6.070	$5.811
Number of Units Outstanding, End of Period	313,504	702,442	547,287	487,571	490,021
AIM V.I. CAPITAL APPRECIATION SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$8.583	$6.494	$4.839	$6.174
Accumulation Unit Value, End of Period	$8.583	$6.494	$4.839	$6.174	$5.916
Number of Units Outstanding, End of Period	441,786	654,158	599,023	429,070	384,532
AIM V.I. CAPITAL DEVELOPMENT SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$10.042	$9.102	$7.051	$9.403
Accumulation Unit Value, End of Period	$10.042	$9.102	$7.051	$9.403	$9.473
Number of Units Outstanding, End of Period	140,704	190,385	171,689	159,682	154,278
AIM V.I. CORE EQUITY SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$8.572	$6.523	$5.425	$6.649
Accumulation Unit Value, End of Period	$8.572	$6.523	$5.425	$6.649	$6.666
Number of Units Outstanding, End of Period	423,580	984,816	739,907	596,527	498,499
AIM V.I. DENT DEMOGRAPHIC TRENDS SUB ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$8.296	$5.570	$3.720	$5.038
Accumulation Unit Value, End of Period	$8.296	$5.570	$3.720	$5.038	$4.790
Number of Units Outstanding, End of Period	183,039	408,067	313,942	327,974	263,789
AIM V.I. DIVERSIFIED INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$10.215	$10.435	$10.516	$11.317
Accumulation Unit Value, End of Period	$10.215	$10.435	$10.516	$11.317	$11.609
Number of Units Outstanding, End of Period	15,212	136,509	112,809	133,931	144,749
AIM V.I. GLOBAL UTILITIES SUB-ACCOUNT***
Accumulation Unit Value, Beginning of Period	$10.000	$9.489	$6.744	$4.947	$5.801
Accumulation Unit Value, End of Period	$9.489	$6.744	$4.947	$5.801	$5.825
Number of Units Outstanding, End of Period	70,293	189,753	157,786	126,884	0
AIM V.I. GOVERNMENT SECURITIES SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$10.674	$11.201	$12.093	$12.041
Accumulation Unit Value, End of Period	$10.674	$11.201	$12.093	$12.041	$12.140

Number of Units Outstanding, End of Period	51,825	283,296	417,316	417,180	341,665
AIM V.I. GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$7.674	$5.003	$3.402	$4.398
Accumulation Unit Value, End of Period	$7.674	$5.003	$3.402	$4.398	$4.255
Number of Units Outstanding, End of Period	531,356	962,857	794,164	647,000	608,859
AIM V.I. HIGH YIELD SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$8.461	$7.927	$7.353	$9.275
Accumulation Unit Value, End of Period	$8.461	$7.927	$7.353	$9.275	$9.740
Number of Units Outstanding, End of Period	38,455	102,883	85,729	88,122	86,868
AIM V.I. INTERNATIONAL GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$8.424	$6.352	$5.277	$6.709
Accumulation Unit Value, End of Period	$8.424	$6.352	$5.277	$6.709	$7.147
Number of Units Outstanding, End of Period	108,706	304,110	270,186	271,190	214,602
AIM V.I. MID CAP CORE EQUITY SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	—	$10.000	$11.355	$9.944	$12.472
Accumulation Unit Value, End of Period	—	$11.355	$9.944	$12.472	$12.977
Number of Units Outstanding, End of Period	—	84,764	118,309	131,602	147,002
AIM V.I. MONEY MARKET SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$10.248	$10.473	$10.439	$10.343
Accumulation Unit Value, End of Period	$10.248	$10.473	$10.439	$10.343	$10.266
Number of Units Outstanding, End of Period	237,482	753,380	740,766	452,948	209,971
AIM V.I. NEW TECHNOLOGY SUB-ACCOUNT**
Accumulation Unit Value, Beginning of Period	$10.000	$7.018	$3.635	$1.965	$2.950
Accumulation Unit Value, End of Period	$7.018	$3.635	$1.965	$2.950	$2.810
Number of Units Outstanding, End of Period	183,046	372,705	318,900	296,197	0
AIM V.I. PREMIER EQUITY SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$8.531	$7.356	$5.054	$6.227
Accumulation Unit Value, End of Period	$8.531	$7.356	$5.054	$6.227	$6.002
Number of Units Outstanding, End of Period	425,613	870,450	598,998	534,408	474,851
AIM V.I. TECHNOLOGY SUB-ACCOUNT**
Accumulation Unit Value, Beginning of Period	—	—	—	—	$10.000
Accumulation Unit Value, End of Period	—	—	—	—	$9.605
Number of Units Outstanding, End of Period	—	—	—	—	66,976
AIM V.I. UTILITIES SUB-ACCOUNT***
Accumulation Unit Value, Beginning of Period	—	—	—	—	$10.000
Accumulation Unit Value, End of Period	—	—	—	—	$10.880
Number of Units Outstanding, End of Period	—	—	—	—	61,060

36 PROSPECTUS

*
The Contracts were first offered for sale on June 15, 2000. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.40% and an administrative charge of 0.10%. All of the Variable Sub-Accounts were first offered under the Contracts on June 15, 2000, except the AIM V.I. Basic Value and AIM V.I. Mid Cap Core Equity Sub-Accounts, which commenced operations on October 1, 2001, and the AIM V. I. Technology Sub-Account and the AIM V. I. Utilities Sub-Account, which were first offered on April 30, 2004.

**
Effective April 30, 2004, the AIM V.I. New Technology Fund merged into the INVESCO VIF-Technology Fund. Effective October 15, 2004, the INVESCO VIF-Technology Fund changed its name to AIM V.I. Technology Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

***
Effective April 30, 2004, the AIM V.I. Global Utilities Fund merged into the INVESCO VIF-Utilities Fund. Effective October 15, 2004, the INVESCO VIF-Utilities Fund changed its name to AIM V.I. Utilities Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

****	The Accumulation Unit information shown for 2004 is for the period beginning January 1 and ending September 30.

37 PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE ENHANCED DEATH BENEFIT OPTION)

For the period beginning January 1 and ending December 31,****	2000	2001	2002	2003	2004
AIM V.I. AGGRESSIVE GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$9.070	$6.585	$5.006	$6.235
Accumulation Unit Value, End of Period	$9.070	$6.585	$5.006	$6.235	$6.110
Number of Units Outstanding, End of Period	411,440	524,922	470,210	437,863	413,982
AIM V.I. BALANCED SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$9.661	$8.402	$6.848	$7.834
Accumulation Unit Value, End of Period	$9.661	$8.402	$6.848	$7.834	$7.774
Number of Units Outstanding, End of Period	270,990	360,436	344,921	381,128	357,706
AIM V.I. BASIC VALUE SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	—	$10.000	$11.193	$8.567	$11.255
Accumulation Unit Value, End of Period	—	$11.193	$8.567	$11.255	$11.123
Number of Units Outstanding, End of Period	—	26,636	97,456	136,721	152,150
AIM V.I. BLUE CHIP SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$8.872	$6.748	$4.898	$6.027
Accumulation Unit Value, End of Period	$8.872	$6.748	$4.898	$6.027	$5.760
Number of Units Outstanding, End of Period	445,206	513,533	408,829	477,787	448,361
AIM V.I. CAPITAL APPRECIATION SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$8.593	$6.473	$4.814	$6.130
Accumulation Unit Value, End of Period	$8.593	$6.473	$4.814	$6.130	$5.865
Number of Units Outstanding, End of Period	600,559	627,355	519,224	519,576	521,529
AIM V.I. CAPITAL DEVELOPMENT SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$10.053	$9.073	$7.015	$9.335
Accumulation Unit Value, End of Period	$10.053	$9.073	$7.015	$9.335	$9.391
Number of Units Outstanding, End of Period	137,269	211,633	187,355	204,240	197,508
AIM V.I. CORE EQUITY SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$8.582	$6.503	$5.397	$6.602
Accumulation Unit Value, End of Period	$8.582	$6.503	$5.397	$6.602	$6.608
Number of Units Outstanding, End of Period	581,861	646,554	548,184	519,633	481,182
AIM V.I. DENT DEMOGRAPHIC TRENDS SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$8.306	$5.552	$3.701	$5.002
Accumulation Unit Value, End of Period	$8.306	$5.552	$3.701	$5.002	$4.749
Number of Units Outstanding, End of Period	307,107	280,377	227,509	232,103	216,180
AIM V.I. DIVERSIFIED INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$10.226	$10.402	$10.462	$11.236
Accumulation Unit Value, End of Period	$10.226	$10.402	$10.462	$11.236	$11.509
Number of Units Outstanding, End of Period	35,591	42,160	59,505	73,261	66,478
AIM V.I. GLOBAL UTILITIES SUB-ACCOUNT***
Accumulation Unit Value, Beginning of Period	$10.000	$9.500	$6.723	$4.922	$5.760
Accumulation Unit Value, End of Period	$9.500	$6.723	$4.922	$5.760	$5.779
Number of Units Outstanding, End of Period	132,479	85,180	65,367	65,185	0
AIM V.I. GOVERNMENT SECURITIES SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$10.686	$11.166	$12.031	$11.955
Accumulation Unit Value, End of Period	$10.686	$11.166	$12.031	$11.955	$12.035
Number of Units Outstanding, End of Period	53,147	151,273	257,473	214,991	172,817

AIM V.I. GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$7.682	$4.987	$3.384	$4.367
Accumulation Unit Value, End of Period	$7.682	$4.987	$3.384	$4.367	$4.219
Number of Units Outstanding, End of Period	717,048	689,131	551,105	559,286	502,200
AIM V.I. HIGH YIELD SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$8.471	$7.902	$7.315	$9.209
Accumulation Unit Value, End of Period	$8.471	$7.902	$7.315	$9.209	$9.656
Number of Units Outstanding, End of Period	38,365	184,805	143,847	188,935	164,501
AIM V.I. INTERNATIONAL GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$8.434	$6.332	$5.250	$6.661
Accumulation Unit Value, End of Period	$8.434	$6.332	$5.250	$6.661	$7.085
Number of Units Outstanding, End of Period	186,040	158,174	152,158	167,107	158,521
AIM V.I. MID CAP CORE EQUITY SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	—	$10.000	$11.350	$9.919	$12.416
Accumulation Unit Value, End of Period	—	$11.350	$9.19	$12.416	$12.900
Number of Units Outstanding, End of Period	—	84,764	27,539	53,289	61,739
AIM V.I. MONEY MARKET SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$10.260	$10.440	$10.385	$10.269
Accumulation Unit Value, End of Period	$10.260	$10.440	$10.385	$10.269	$10.178
Number of Units Outstanding, End of Period	271,190	684,007	578,221	185,273	191,390
AIM V.I. NEW TECHNOLOGY SUB-ACCOUNT**
Accumulation Unit Value, Beginning of Period	$10.000	$7.026	$3.624	$1.955	$2.928
Accumulation Unit Value, End of Period	$7.026	$3.624	$1.955	$2.928	$2.788
Number of Units Outstanding, End of Period	303,087	365,448	313,891	218,029	0
AIM V.I. PREMIER EQUITY SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period	$10.000	$8.541	$7.333	$5.028	$6.182
Accumulation Unit Value, End of Period	$8.541	$7.333	$5.028	$6.182	$5.950
Number of Units Outstanding, End of Period	531,658	757,698	649,319	633,649	569,843
AIM V.I. TECHNOLOGY SUB-ACCOUNT**
Accumulation Unit Value, Beginning of Period	—	—	—	—	$10.000
Accumulation Unit Value, End of Period	—	—	—	—	$9.597
Number of Units Outstanding, End of Period	—	—	—	—	55,972
AIM V.I. UTILITIES SUB-ACCOUNT***
Accumulation Unit Value, Beginning of Period	—	—	—	—	$10.000
Accumulation Unit Value, End of Period	—	—	—	—	$10.871
Number of Units Outstanding, End of Period	—	—	—	—	35,400

38 PROSPECTUS

*
The Contracts were first offered for sale on June 15, 2000. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.60% and an administrative charge of 0.10%. All of the Variable Sub-Accounts were first offered under the Contracts on June 15, 2000, except the AIM V.I. Basic Value and AIM V.I. Mid Cap Core Equity Sub-Accounts, which commenced operations on October 1, 2001, and the AIM V. I. Technology Sub-Account and the AIM V. I. Utilities Sub-Account, which were first offered on April 30, 2004.

**
Effective April 30, 2004, the AIM V.I. New Technology Fund merged into the INVESCO VIF-Technology Fund. Effective October 15, 2004, the INVESCO VIF-Technology Fund changed its name to AIM V.I. Technology Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

***
Effective April 30, 2004, the AIM V.I. Global Utilities Fund merged into the INVESCO VIF-Utilities Fund. Effective October 15, 2004, the INVESCO VIF-Utilities Fund changed its name to AIM V.I. Utilities Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

****	The Accumulation Unit information shown for 2004 is for the period beginning January 1 and ending September 30.

39 PROSPECTUS

APPENDIX B MARKET VALUE ADJUSTMENT
The Market Value Adjustment is based on the following:
I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.
N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period; and
J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. “Treasury Rate” means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.
The Market Value Adjustment factor is determined from the following formula:
.9 x (I - J) x N
To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred (in excess of the Free Withdrawal Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.

40 PROSPECTUS

EXAMPLES OF MARKET VALUE ADJUSTMENT
Purchase Payment: $10,000 (Credit Enhancement of $400 allocated to Money Market Variable Sub-Account)
(Option 1: 4% up front): 10,000 allocated to a Guarantee Period Guarantee Period: 5 years
Treasury Rate (at the time the Guarantee Period was established): 4.50%
Assumed Net Annual Earnings Rate in Money Market Variable Sub-Account: 4.50%
Full Surrender: End of Contract Year 3
NOTE: These examples assume that premium taxes are not applicable.
EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 x (1.04) x (1.045)/3/= $11,868.13
Step 2. Calculate the Free Withdrawal Amount:	15% x $10,000.00 x (1.04) x (1.045)/2/= $1,703.56
Step 3. Calculate the Withdrawal Charge:	=	.07 x ($10,000.00 - $1,703.56) = $580.75
Step 4. Calculate the Market Value Adjustment:	I	= 4.5%
	J	= 4.2%
	N	= 730 days = 2
365 days
Market Value Adjustment Factor: .9 x (I - J) X N
	=	.9 X (.045 - .042) X (2) = .0054
Market Value Adjustment = Market Value Adjustment Factor x Amount Subject to Market Value Adjustment:
	=	.0054 X ($11,868.13 - $1,703.56) = $54.89
Step 5. Calculate the amount received by a Contract Owner as a result of full withdrawal at the end of Contract Year 3:		$11,868.13 - $580.75 + $54.89 = $11,342.27

EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 X (1.04) X (1.045)3 = $11,868.13
Step 2. Calculate the Free Withdrawal Amount:	15% X $10,000.00 X (1.04) X (1.045)2 = $1,703.56
Step 3. Calculate the Withdrawal Charge:	=	.07 X ($10,000.00 - $1,703.56) = $580.75
Step 4. Calculate the Market Value Adjustment:	I	= 4.5%
	J	= 4.8%
730 days
	N	= = 2
365 days
Market Value Adjustment Factor: .9 x (I - J) x N
	=	.9 X (.045 - .048) X (2) = -.0054
Market Value Adjustment = Market Value Adjustment Factor x Amount Subject to Market Value Adjustment:
	=	-.0054 X ($11,868.13 - $1,703.56) = $(54.89)
Step 5. Calculate the amount received by a Contract Owner as a result of full withdrawal at the end of Contract Year 3:		$11,868.13 - $580.75 - $54.89 = $11,232.49

41 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS

ADDITIONS, DELETIONS, OR SUBSTITUTIONS OF INVESTMENTS

THE CONTRACT

Purchase of Contracts

Tax-free Exchanges (1035 Exchanges, Rollovers and Transfers)

CALCULATION OF ACCUMULATION UNIT VALUES

CALCULATION OF VARIABLE INCOME PAYMENTS

CALCULATION OF ANNUITY UNIT VALUES

GENERAL MATTERS

Incontestability

Settlements

Safekeeping of the Variable Account�s Assets

Premium Taxes

Tax Reserves

EXPERTS

FINANCIAL STATEMENTS

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

42 PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees	$1,494
Cost of printing and engraving	$0
Legal fees	$0
Accounting fees	$6,600
Mailing fees	$0

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The By-laws of Allstate Life Insurance Company (“Registrant”) provide that Registrant will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of Registrant, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity; provided that payment of such claims had not been agreed to or denied by Registrant before such date.
The directors and officers of Registrant have been provided liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Registrant.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Allstate Corporation has secured a financial institutions bond in the amount of $5,000,000, subject to a $25,000,000 deductible. Allstate also maintains directors’ and officers’ liability insurance coverage with limits of $200 million under which ALIC, as well as certain other subsidiaries of Allstate, are covered. A provision in ALIC’s by-laws provides for the indemnification of individuals serving as directors or officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling ALIC pursuant to the foregoing provisions, ALIC has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 16.	EXHIBITS.
(1)(a) Form of Underwriting Agreement filed herewith.
(1)(b) Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements between ALFS, Inc. and Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Distributors, LLC, Allstate Financial Services, LLC & Lincoln Benefit Life Company. Filed herewith.
(4)(a) Form of Flexible Premium Deferred Variable Annuity Contract and Application. Filed herewith.
(4)(b) Form of Contract Endorsement (reflecting Allstate Life Insurance Company as issuer). Filed herewith.
(5) Opinion and Consent of General Counsel re: Legality. Filed herewith.
(15) Letter Re: Unaudited Interim Financial Information from Independent Registered Public Accounting Firm. Filed herewith.
(23) Consent of Independent Registered Public Accounting Firm. Filed herewith.

(24) Powers of Attorney for Brian R. Bohaty, John E. Dugenske, Angela K. Fontana, Mary Jane Fortin, Mario Imbarrato, Katherine A. Mabe, Harry R. Miller, Julie Parsons, Samuel H. Pilch, P. John Rugel, Steven E. Shebik, Brian Stricker, Thomas J. Wilson, and Matthew E. Winter. Filed herewith.
(99)(a) Merger Agreement and Articles of Merger Between Glenbrook Life and Annuity Company and Allstate Life Insurance Company. Filed herewith.
(99)(b) Experts. Filed herewith.

ITEM 17.	UNDERTAKINGS
The undersigned registrant hereby undertakes:
(1) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(3) That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.
(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 5 th day of October, 2017.
ALLSTATE LIFE INSURANCE COMPANY
(REGISTRANT)

By:	/s/ ANGELA K. FONTANA
Angela K. Fontana Director, Vice President, General Counsel and Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 5 th day of October, 2017.

*/JOHN E. DUGENSKE -----------------------------------	Director, Executive Vice President and Chief Investment Officer
John E. Dugenske

/s/ANGELA K. FONTANA -----------------------------------	Director, Vice President, General Counsel and Secretary
Angela K. Fontana

*/MARY JANE FORTIN -----------------------------------	Director and President
Mary Jane Fortin

*/MARIO IMBARRATO -----------------------------------	Director, Vice President and Chief Financial Officer
Mario Imbarrato	(Principal Financial Officer)

*/KATHERINE A. MABE -----------------------------------	Director
Katherine A. Mabe

*/HARRY R. MILLER -----------------------------------	Director, Senior Vice President and Chief Risk Officer
Harry R. Miller

*/SAMUEL H. PILCH -----------------------------------	Director, Senior Group Vice President and Controller
Samuel H. Pilch	(Principal Accounting Officer)

*/P. JOHN RUGEL -----------------------------------	Director and Senior Vice President
P. John Rugel

*/STEVEN E. SHEBIK -----------------------------------	Director
Steven E. Shebik

*/BRIAN STRICKER -----------------------------------	Director and Senior Vice President
Brian Stricker

*/BRIAN R. BOHATY ---------------------------------	Director
Brian R. Bohaty

*/JULIE PARSONS -----------------------------------	Director
Julie Parsons

*/THOMAS J. WILSON -----------------------------------	Director and Chairman of the Board
Thomas J. Wilson

*/MATTHEW E. WINTER -----------------------------------	Director and Chief Executive Officer
Matthew E. Winter	(Principal Executive Officer)

*/By: Angela K. Fontana, pursuant to Power of Attorney, filed herewith.

EXHIBIT LIST

Exhibit No.	Description

(1)(a)	Form of Underwriting Agreement

(1)(b)	Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements

(4)(a)	Form of Flexible Premium Deferred Variable Annuity Contract and Application

(4)(b)	Form of Contract Endorsement

(5)	Opinion of General Counsel re: Legality of securities being registered.

(15)	Letter Re: Unaudited Interim Financial Information from Registered Public Accounting Firm.

(23)	Consent of Independent Registered Public Accounting Firm.

(24)
Powers of Attorney for Brian R. Bohaty, John E. Dugenske, Angela K. Fontana, Mary Jane Fortin, Mario Imbarrato, Katherine A. Mabe, Harry R. Miller, Julie Parsons, Samuel H. Pilch, P. John Rugel, Steven E. Shebik, Brian Stricker, Thomas J. Wilson, and Matthew E. Winter.

(99)(a)	Merger Agreement and Articles of Merger

(99)(b)	Experts